   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY   , 1997


                                                      REGISTRATION NO. 333-11829
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                    TTR INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                DELAWARE                                     3577                                    11-3223672
    (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)

                                2 HANAGAR STREET
                            KFAR SABA, ISRAEL 44425
                               011-972-9-766-2393
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)
                            ------------------------

                              MR. MARC D. TOKAYER
                             CHAIRMAN OF THE BOARD
                                    TTR INC.
                                2 HANAGAR STREET
                            KFAR SABA, ISRAEL 44425
                               011-972-9-766-2393
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                     SAMUEL F. OTTENSOSER, ESQ.                                           MITCHELL LAMPERT, ESQ.
                       BAER MARKS & UPHAM LLP                                               LAMPERT & LAMPERT
                805 THIRD AVENUE, NEW YORK, NY 10022                              10 E. 40TH STREET, NEW YORK, NY 10016
              TEL: (212) 702-5700  FAX: (212) 702-5941                           TEL: (212) 889-7300  FAX: (212) 889-5732

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]
     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE
                                                                                   PROPOSED          PROPOSED
                                                                                   MAXIMUM           MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES                                       OFFERING PRICE      AGGREGATE       REGISTRATION
                 TO BE REGISTERED                    AMOUNT TO BE REGISTERED     PER SHARE(1)     OFFERING PRICE       FEE
Common Stock, $.001 par value.....................   920,000 shares(2)              $ 7.00         $  6,440,000     $1,951.52
Representative's Warrants.........................   80,000 warrants(3)             $ .001         $         80     $     .02
Common Stock, $.001 par value.....................   80,000 shares                  $11.20         $    896,000     $  271.52
Common Stock, $.001 par value.....................   1,139,548 shares(4)            $ 7.00         $  7,976,836     $2,417.22
Common Stock, $.001 par value.....................   217,473 shares(5)              $ 0.01         $      2,175     $     .66
                                                                                                  --------------    ---------
     Total........................................                                                 $ 15,315,091     $4,640.94(6)


                                                        (footnotes on next page)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(footnotes from front cover)

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

 (2) Includes 120,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters.

 (3) Representative's Warrants to be issued to the Representative consist of warrants to purchase 80,000 shares of Common Stock.

 (4) Consists of shares of Common Stock offered by the Selling Securityholders.

 (5) Consists of Common Stock issuable upon exercise of warrants exercisable at $.01 per share being offered by a Selling Securityholder.

 (6) This amount has been previously paid.

                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: one prospectus to be used in connection with an offering by the Company of 800,000 shares of Common Stock (the 'Offering Prospectus'), and another prospectus to be used in connection with the sale by Selling Securityholders of the Company of 1,357,021 shares of Common Stock, including 217,473 shares of Common Stock issuable upon the exercise of warrants (the 'Selling Securityholders'
Prospectus'). The Offering Prospectus and the Selling Securityholders' Prospectus will be identical in all respects except for the alternative pages for the Selling Securityholders' Prospectus included herein which are labeled 'Alternate Page for Selling Securityholders' Prospectus.'

                                    TTR INC.
                             CROSS REFERENCE SHEET

                         ITEM NO.
                   CAPTION IN FORM SB-2                                     LOCATION IN PROSPECTUS
-----------------------------------------------------------  -----------------------------------------------------

  1.  Front of Registration Statement and Outside Front
        Cover of Prospectus................................  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus.........................................  Inside Front and Outside Back Cover Pages
  3.  Summary Information and Risk Factors.................  Prospectus Summary; Summary Financial Information;
                                                               and Risk Factors
  4.  Use of Proceeds......................................  Use of Proceeds
  5.  Determination of Offering Price......................  Underwriting
  6.  Dilution.............................................  Dilution
  7.  Selling Security-Holders.............................  Selling Stockholders
  8.  Plan of Distribution.................................  Selling Securityholders and Plan of Distribution
  9.  Legal Proceedings....................................  Business -- Legal Proceedings
 10.  Directors, Executive Officers, Promoters and Control
        Persons............................................  Management
 11.  Security Ownership of Certain Beneficial Owners and
        Management.........................................  Principal Stockholders
 12.  Description of Securities............................  Description of Securities
 13.  Interest of Named Experts and Counsel................  Legal Matters and Experts
 14.  Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities.....................  Management -- Indemnification
 15.  Organization Within Last Five Years..................                            *
 16.  Description of Business..............................  Business
 17.  Management's Discussion and Analysis or Plan of
        Operation..........................................  Plan of Operation
 18.  Description of Property..............................  Business -- Properties.
 19.  Certain Relationships and Related Transactions.......  Certain Transactions
 20.  Market for Common Equity and Related Stockholder
        Matters............................................  Dividend Policy
 21.  Executive Compensation...............................  Management -- Executive Compensation
 22.  Financial Statements.................................  Financial Statements
 23.  Changes in and Disagreements With Accountants on
        Accounting and Financial Disclosure................                            *

------------

*  Not Applicable

                                   PROSPECTUS
                                    TTR INC.

                         800,000 SHARES OF COMMON STOCK

                                                                          [LOGO]

     All of the 800,000 shares of Common Stock, par value $.001 per share (the 'Common Stock') offered hereby (the 'Offering') are being sold by TTR Inc., a Delaware corporation (the 'Company') through First Metropolitan Securities, Inc., the representative of the Underwriters (the 'Representative'). See 'Description of Securities.'

     Prior to this offering (the 'Offering'), no public market exists for the Common Stock. There can be no assurance that any such markets will develop. The offering price of the shares of Common Stock has been determined in negotiations between the Company and the Underwriter on an arbitrary basis and bears no relationship to the assets, earnings or any other recognized criteria of value. The price should in no event, however, be regarded as an indication of any future market price of the Common Stock. After the Offering, the Company's current directors, executive officers and principal stockholders will beneficially own approximately 26.5% of the outstanding shares of Common Stock of the Company. Marc D. Tokayer, Chairman of the Board, the Tokayer Family Trust, Baruch Sollish, Director and four other stockholders with an aggregate of 1,137,430 shares of Common Stock (35.3% after the Offering) have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. Accordingly, the Company's present Management will in all likelihood continue to control the Company. The Company anticipates that the Common Stock will be quoted on the OTC Electronic Bulletin Board under the symbol 'TTRF.' An OTC Electronic Bulletin Board quote does not imply that a liquid and active market will develop or be sustained for the securities upon completion of the Offering. See 'Underwriting' for a discussion of the factors considered in determining the public offering price of the Common Stock. See 'Risk Factors.'


     Only the Common Stock is being sold as part of the underwritten Offering. This Registration Statement also relates to the offer and sale of an aggregate of 1,357,021 shares of Common Stock, including 217,473 shares of Common Stock issuable upon the exercise of warrants (collectively, the 'Selling Securityholders'

                                                  (Cover continued on next page)


                            ------------------------

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE 'DILUTION' AND 'RISK FACTORS' BEGINNING ON PAGE 7.
                            ------------------------
THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE  SECURITIES
    AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS
       THE SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS
           PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS  A
                              CRIMINAL OFFENSE.

                                                                                       PRICE       UNDERWRITING
                                                                                        TO         DISCOUNTS AND    PROCEEDS TO
                                                                                     PUBLIC(1)    COMMISSIONS(2)    COMPANY(3)
Per Share........................................................................      $7.00           $.70            $6.30
     Total.......................................................................   $5,600,000       $560,000       $5,040,000

(1) Does not include a 3% nonaccountable expense allowance payable to the Representative, of which $50,000 has been paid as at the date of this Prospectus. The Company has also agreed to sell to the Representative warrants (the 'Representative's Warrants') to purchase up to 80,000 shares of Common Stock, to retain the Representative as a financial consultant and to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Securities Act'). See 'Underwriting.'

(2) Before deducting certain expenses payable by the Company, including the nonaccountable expense allowance in the amount of $168,000 ($193,200 if the Underwriters' overallotment option is exercised in full), estimated at $743,000.


(3) The Company and certain stockholders have granted the several Underwriters an option (the 'Over-allotment Option'), exercisable with 45 days from the date of this Prospectus, to purchase in the aggregate up to an additional 120,000 shares of Common Stock on the same terms as set forth above, solely to cover over- allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $6,440,000, $644,000 and $5,418,000, respectively. See 'Underwriting.'

                            ------------------------
                      FIRST METROPOLITAN SECURITIES, INC.

              The date of this Prospectus is               , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JANUARY 21, 1997

(Cover continued from previous page)


Shares'). The Selling Securityholders' Shares are being registered pursuant to registration rights agreements entered into by the Company and the selling securityholders (the 'Selling Securityholders'). The Selling Securityholders have each agreed (except for a certain Selling Securityholder who has agreed to lock-up an aggregate of 15,000 shares, for a period of 18 months; and except for a certain Selling Securityholder with respect to up to 60,000 shares of Common Stock included in the Over-allotment Option) not to sell any of the securities being registered in the Selling Securityholders' Offering for a period of 24 months from the Effective Date without the prior written consent of the Representative. The Representative will not consent to the release of such lock-ups prior to the exercise or expiration of the Over-allotment Option. The Company will not receive any of the proceeds from the sale of such securities. See 'Selling Securityholders,' 'Selling Securityholders' Offering,' 'Selling Stockholders,' 'Plan of Operation' and 'Underwriting.'


     The Common Stock being offered through the Underwriters is being sold by the Company on a 'firm commitment' basis subject to prior sale, when, as and if delivered to and accepted by the several Underwriters named herein and subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the securities offered hereby will be made against payment therefor at the offices of the Representative in
New York City on or about               , 1997.

                            ------------------------
     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------
     The Company is not currently a reporting Company. Following the Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance there with, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the 'Commission'). The Company intends to furnish to its stockholders annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                            ------------------------
     SoftGuard'tm', DiscGuard'tm', NetGuard'tm' and Remote Activation Center'tm' are trademarks of the Company. Certain other trademarks of the Company and other companies, including Microsoft Windows, Windows 95, Windows NT, MS-DOS, Apple Macintosh and NEC, are used in this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all share, per share and financial information set forth herein assumes the exercise of 374,548 warrants into 374,548 shares of Common Stock upon completion of this Offering and no exercise of the Over-allotment Option or the Representative's Warrants. See 'Description of Securities -- Prior Financings.'

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in 'Risk Factors.'

                                  THE COMPANY

     TTR Inc. ('TTR' or the 'Company') is primarily engaged in the design and development, and intends to commence marketing of, a family of proprietary software security products that are designed to prevent the unauthorized reproduction and use of computer software programs. TTR's proposed core product, SoftGuard, is designed to be used by software developers for inclusion in their software packages sold to end-users. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Since its inception, the Company has been engaged primarily in product design and testing, and has not had any sales revenue to date. The Company's primary objective is to make SoftGuard the market standard for software protection.

     Annual losses incurred by software developers due to software piracy was estimated by the Business Software Alliance to exceed $15 billion worldwide in 1994. SoftGuard is intended to provide comprehensive protection against unauthorized software reproduction. Unlike most currently available software security systems which are dependent on hardware peripherals, SoftGuard does not entail the use of any dongles (keys) or similar devices. It is comprised of a protection diskette, which provides anti-copying protection while the software resides on a distribution diskette, CD-ROM or other distribution media, and a software-based solution that protects against unauthorized reproduction once the software is installed onto the end-user's system. The protection diskette is used by the end-user only at the initial installation of the protected software or upon an authorized transfer of protected software to another computer. Without the protection diskette, the protected software will not properly install. The Company plans on selling the SoftGuard protection diskette to software developers who will include the protection diskette with their software program that is ultimately sold to the legitimate end-user. When included with such software, the developer's software program would be further protected by the SoftGuard software licensed from the Company. The Company believes that SoftGuard will provide an effective, versatile and relatively inexpensive, comprehensive software protection solution.


     For software distributed electronically over the Internet, the Company is developing a system that is intended to insure that the payment for the downloaded software has been received and that the software's use will be restricted to one site per payment. The Company's proposed Remote Activation Center will utilize the core technology incorporated in SoftGuard to provide both payment confirmation and conventional software protection. Although currently in a program design and program development phase, the Company expects the product to begin beta testing during the second quarter of 1997 with a targeted commercial release date by the third quarter of 1997.


     For software that does not require installation on an end-user's hard drive and is run directly from a CD-ROM, such as educational or entertainment software, the Company is developing a technology designed to protect against the unauthorized reproduction of the CD-ROM. The decreasing costs of CD-Recorders, which can be used to faithfully reproduce unauthorized copies of the CD-ROM, and the increased availability of other mass reproduction machines, have contributed to the increase in CD-ROM piracy. Conventional protection technologies are believed by the Company to be generally impractical and cost ineffective. The Company's solution involves modifications to the laser optics system of the CD-ROM mastering machine. This technology would prevent the faithful reproduction of the CD-ROM itself, without reference to the data contained on it. The Company expects to commercially release its initial DiscGuard CD-ROM product by the third quarter of 1997.

     TTR believes that the principal competitive advantages featured in its proposed products will include the following:

            A software application protected by SoftGuard will only be able to be installed onto the end-user's system in the presence of an authentic protection diskette containing the appropriate identification code. Once installed onto the end-user's system, the protected software will run only on that unit.

            SoftGuard can be programmed by the software developer to permit a limited number of installations of authorized copies of the protected software including limited time period trial offers.

            SoftGuard's avoidance of any hardware peripherals such as dongles or keys is expected to save the end-user the inconvenience associated with such hardware use.

            Per-unit production costs associated with SoftGuard protection diskettes will be significantly lower compared to dongle or key based solutions.

            Once the SoftGuard protected software program is installed, the product safety features will be self-executing and entirely 'transparent' to the end-user who will not be aware of their operation.

            A software program sold over the Internet that utilizes the Remote Activation Center would be protected against unauthorized copying and use in a similar fashion to conventional software protected by SoftGuard.

            CD-ROMs   utilizing   the   DiscGuard   CD-ROM   product   in  their
     manufacturing would be non-reproducible.

     The Company intends to market its SoftGuard line of products to software developers. The Company's strategy is to distribute its products to software developers through independent distributors or direct marketing through the establishment of regional based subsidiaries or affiliates. The Company intends to market its proposed CD-ROM product directly to CD-ROM replicators.

     The Company's objective is to be a leading provider of software security products with its SoftGuard product line. Some key elements of the Company's strategy include (i) expansion of existing software security markets; (ii) penetration of leading geographic marketing areas; (iii) continued product expansion and enhancement; (iv) pursue strategic acquisitions; and (v) strengthen competitive advantages.

     TTR was organized as a holding company in Delaware on July 14, 1994. The Company currently conducts its business through its wholly-owned subsidiary, TTR Technologies Ltd. ('TTR Israel'), a private company formed under the laws of the State of Israel on December 5, 1994. The Company's current product design, marketing, research and development operations are conducted at TTR Israel's premises in Kfar Saba, Israel. As used herein, the term 'Company' includes the operations of TTR and TTR Israel, unless the context otherwise requires.

     The Company's executive offices are located at 2 Hanagar Street, Kfar Saba, ISRAEL 44425. Its telephone number is 011-972-9-766-2393.

                                  THE OFFERING


Securities offered by the Company.........  800,000 shares of Common Stock.
Securities Offered Concurrently by the
  Selling Securityholders.................  1,357,021  shares of Common Stock, including 217,473 shares of Common
                                              Stock  issuable   upon   exercise   of   warrants.   See   'Selling
                                              Securityholders' Offering.'
Common Stock outstanding prior to the
  Offering................................  2,424,548(1)(2)
Common Stock to be outstanding after the
  Offering................................  3,224,548(1)(2)(3)
Use of Proceeds...........................  The  Company intends to apply the  net proceeds from the Offering for marketing, research  and  product  development,  the  repayment  of indebtedness,  the  purchase  of  capital  equipment;  and  working capital and general corporate purposes. See 'Use of Proceeds.'
Risk Factors and Dilution.................  Prospective investors should carefully consider the matters set forth under the captions 'Risk Factors' and 'Dilution.' An investment  in the  securities offered hereby  involves a high  degree of risk and immediate and substantial dilution.
Proposed OTC Electronic Bulletin Board
  Symbol(4)...............................  Common Stock: TTRF


------------

(1) Does not include 450,000 shares of Common Stock reserved for issuance upon exercise of stock options granted or which may be granted under the Company's Employee Stock Option Plan (the '1996 Plan').

(2) Excludes 1,000,000 shares of Common Stock which have been deposited into escrow by the holders thereof. The Escrow Shares are subject to cancellation and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Common Stock does not achieve certain levels. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Escrow Shares released to Company officers and employees. See 'Risk Factors -- Charge to Income in the Event of Release of Escrow Shares,' 'Capitalization' and 'Principal Stockholders.'


(3) Does not give effect to the repurchase of 135,000 shares of Common Stock (the 'Bridge Shares') from the Limited Partners (as defined hereafter). See 'Description of Securities -- Prior Financings.'



(4) The Company anticipates that the Common Stock will be quoted on the OTC Electronic Bulletin Board. An OTC Electronic Bulletin Board quotation listing does not imply that a liquid and active market will develop or be sustained for the securities upon completion of the Offering.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and the Notes thereto.

                                                     FROM INCEPTION                          NINE MONTHS ENDED
                                                     (JULY 14, 1994)     YEAR ENDED            SEPTEMBER 30,
                                                     TO DECEMBER 31,    DECEMBER 31,    ---------------------------
                                                          1994              1995            1995            1996
                                                     ---------------    ------------    -------------    ----------

Income Statement Data:
     Revenue......................................     $  --            $   --           $   --          $   --
     Total expenses...............................          36,441          765,867          545,650        760,872
     Operating loss...............................         (36,441)        (765,867)        (545,650)      (760,872)
     Net loss.....................................         (42,085)        (896,663)        (612,811)      (897,039)
                                                     ---------------    ------------    -------------    ----------
                                                     ---------------    ------------    -------------    ----------
     Net loss per share(1)........................     $     (0.02)     $     (0.37)     $     (0.26)    $    (0.39)
                                                     ---------------    ------------    -------------    ----------
                                                     ---------------    ------------    -------------    ----------
     Weighted average shares outstanding..........       2,778,533        2,399,793        2,339,337      2,641,034

                                                                                          AT SEPTEMBER 30, 1996
                                                                                      -----------------------------
                                                                    DECEMBER 31,                      PRO FORMA AS
                                                                        1995             ACTUAL        ADJUSTED(2)
                                                                   ---------------    ------------    -------------

Balance Sheet Data:
     Working capital (deficiencies).............................     $  (616,839)     $(1,955,281)     $ 2,488,900
     Total assets...............................................         403,204          646,985        4,384,298
     Total liabilities..........................................       1,274,427        2,026,377        1,526,377
     Total stockholders' equity (deficit).......................        (871,223)      (1,379,392)       2,857,921

------------

(1) Earnings per share are presented for 1995 and the nine months ended September 30, 1996 on a pro forma basis to reflect the exercise of 374,548 warrants as if it occurred on January 1, 1995. See 'Financial Statements.'


(2) Gives pro forma effect to (i) the exercise of 374,548 warrants and (ii) the consummation of this Offering and the application of the estimated net proceeds thereof. Does not take into account the repurchase of 135,000 Bridge Shares. See 'Use of Proceeds,' 'Capitalization' and 'Description of Securities -- Prior Financings.'

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

     Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section, as well as in the sections entitled 'Plan of Operation' and 'Business.'

     Development Stage Company; History of Operating Losses; Accumulated Deficit; Working Capital Deficiency; Stockholders' Deficit; Uncertainty of Future Profitability. The Company is a development stage company with a limited history of operations, and has an accumulated deficit from inception in July 1994 through September 30, 1996, of approximately $1,835,787. As a development stage company, the Company has a limited relevant operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. At September 30, 1996, the Company had a working capital deficiency of approximately $1,955,000 and a stockholders' deficit of approximately $1,379,000. Losses have resulted principally from costs incurred in research and development of the SoftGuard technologies and from general and administrative costs. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Accordingly, the Company has not realized any operating revenues to date. The Company expects to continue to incur operating losses for the foreseeable future until such time, if ever, as the Company is able to achieve sufficient levels of revenues from operations. There can be no assurance that the Company will ever generate revenues or achieve profitability. See 'Plan of Operation.'

     Explanatory Paragraph in Independent Auditors' Report. The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statement stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going-concern is dependent upon its ability to obtain additional financing, including from this Offering, to generate sufficient cash flow to meet its obligations on a timely basis. As a result of the start-up nature of the Company's business, additional operating losses can be expected in the foreseeable future. There can be no assurance that the Company can be operated profitably in the future. See 'Plan of Operation' and Consolidated Financial Statements.

     Future Capital Needs; Uncertainty of Additional Financing. The Company's cash requirements may vary materially from those now planned depending on numerous factors, including the status of the Company's marketing efforts, the Company's business development activities, the results of future research and development and competition. Notwithstanding, the Company believes that the net proceeds of this Offering, together with its projected cash flow from operations, if any, will be sufficient to finance its working and other capital requirements for a period of approximately 12 months from the date of this Prospectus. Thereafter, or sooner if conditions make it necessary, the Company may need to raise additional funds through public or private financings, including equity financings which may be dilutive to stockholders. Any future equity financings within the next 36 months would be subject to the approval of the Representative. There can be no assurance that the Company will be able to raise additional funds if its capital resources are exhausted, or that funds will be available on terms attractive to the Company or at all. If adequate funds are not available, the Company may be required to reduce materially its proposed operations. See 'Use of Proceeds,' 'Underwriting' and 'Plan of Operation.'

     Dependence of Single Product Line and Limited Market. The Company proposes to initially market one line of products to a limited market of customers desiring to protect their software products. The Company estimates that worldwide sales of software protection products was approximately $120,000,000 in 1995. The Company believes that future sales growth will be dependent primarily upon expansion of the software protection products market as well as the Company's ability to market its products. There can be no assurance that the Company will successfully market its products or that the market for software security products will grow. See 'Business -- Sales and Marketing.'

     Uncertainty of End-User Acceptance of SoftGuard Products. The Company's SoftGuard product line is intended to be sold to software developers for inclusion in the applications programs marketed and sold by them. However, the Company is ultimately dependent upon the end-user's acceptance of SoftGuard. Many software development houses have elected to not include software protection with their software programs because end-users have encountered operational difficulties with, or have indicated an unwillingness to use, such software protection. While the Company believes that SoftGuard is intended to address and solve many of the operational difficulties encountered by end-users in using many of the commercially available software protection products, there can be no assurance that software developers will elect to include the Company's proposed products in their software products or that if such products are included, the products will be accepted by the general market. There can be no assurance that the Company will be able to market its software protection successfully or that future products, if any, will be accepted in the marketplace. See 'Business -- SoftGuard Software Protection' and ' -- Sales and Marketing.'

     New Products and Rapid Technological Change. The market for the Company's proposed products is characterized by rapidly changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part on its ability to enhance its planned products and to introduce new products and technologies to meet changing customer requirements. The Company is currently devoting significant resources toward the development of enhancements to its planned software protection line of products. There can be no assurance that the Company will successfully complete the development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of the software security market. There can also be no assurance that security related products or technologies developed by others will not adversely affect the Company's competitive position or render its products or technologies non-competitive or obsolete. Moreover, the Company is committed to devote a substantial portion of its revenues to research and development efforts. There can be no assurance that these efforts will be successful. See 'Use Of Proceeds' and 'Business -- Research and Development' and ' -- Competition.'

     Proposed Expansion; Risks Associated with Acquisitions. The Company intends to use a significant portion of the net proceeds of this Offering to expand its operations through the establishment of its sales and marketing efforts, the expansion of its research and development activities, or through possible acquisitions. The Company believes that the net proceeds of the Offering will be sufficient to enable the Company to carry out its planned growth, although there can be no assurance it will be able to do so.

     The  Company  may  also seek  to  expand its  operations  through potential acquisitions. The Company may use a portion of the net proceeds from this Offering to acquire all or a portion of existing companies in businesses which the Company believes are compatible with its business, including, but not limited to, competitors of the Company. Any decision to make an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and the extent to which any acquisition would enhance the Company's prospects. To the extent that the Company may, depending upon the opportunities available to it, finance an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's stockholders. However, any future equity financings within the next 36 months would be subject to the approval of the Representative. Additionally, to the extent that the Company, or the acquisition or merger candidate itself, issues debt securities in connection with an acquisition, the Company may be subject to risks associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. The Company is not currently engaged in identifying any potential acquisition and has no plans, agreements, understandings or arrangements for any acquisitions. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate into its business any acquired business or portion thereof.

     The management of the anticipated growth in expenditures will require expansion of the Company's management and financial controls, and could place a significant strain on the Company's resources. None of the Company's current officers have had experience in managing a public company or a company having expenditures as large as the anticipated expenditures of the Company. While the Company intends to hire additional appropriate personnel, there can be no assurance that these or other measures implemented by the Company will effectively increase the Company's capabilities to manage such growth or to do so in a timely and cost effective manner. See 'Use of Proceeds' and 'Business.'

     Limited Marketing Capability. The Company has limited marketing capabilities and resources. Achieving market penetration will require significant efforts by the Company to create awareness of and demand for the Company's products. Accordingly, the Company's ability to build its customer base will be dependent on its marketing efforts, including its ability to establish an effective internal sales organization, or establish strategic marketing arrangements with other companies. The Company currently has no plan, agreement, understanding or arrangement with any distributors, and no assurance can be given that any will be entered into. The failure by the Company successfully to develop its marketing capabilities, both internally and through distributors, would have a material adverse effect on the Company's business. Further, there can be no assurance that the development of such marketing capabilities will lead to sales of the Company's products. See 'Use of Proceeds' and 'Business -- Sales and Marketing.'

     Risks Associated with International Sales. The Company intends to initially market its products primarily in North America and Israel with subsequent efforts in Europe and the Far East. The Company will be subject to the risks inherent in international business activities, including unexpected changes in regulatory requirements and the burdens of complying with a wide variety of laws and regulations. Moreover, if for any reason exchange or price controls or other restrictions on the conversion of foreign currencies were imposed, the Company's business could be materially adversely affected.

     Risks Associated with Operations in Israel. The Company's offices and production facilities are located in the State of Israel and are directly affected by the economic, military and political conditions in that country. For information with respect to certain factors concerning the State of Israel, including risks related to the political and economic situation, see 'Business -- Conditions in Israel.'

     Uncertain Ability  to  Protect  Patent-Pending  Technology.  The  Company's
ability to compete effectively depends on its success in protecting its proprietary technology, both in the United States and abroad. The Company has filed for patent protection in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan for the process by which it imprints the protection diskette used in the proposed SoftGuard line of products and in the United States for the technology underlying the proposed DiscGuard CD-ROM based protection (the 'Patent Rights'). No assurance can be given that any patents will be issued from the United States or other patent offices for the Patent Rights, that the Company will receive any patents in the future based on its continued development in the technology, or that the Company's patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing the SoftGuard technologies.

     The Company believes that the protection afforded by the Patent Rights is material to its future revenues and earnings. There can be no assurance that the Patent Rights will be found to be valid or that the Patent Rights will be enforceable to prevent others from developing and marketing competitive products or methods. A successful challenge to the validity of the Patent Rights would have a material adverse effect on the Company, and could jeopardize its ability to engage in its contemplated business activities. An infringement action on behalf of the Company may require the diversion of substantial funds from the Company's operations and may require management to expend efforts that might otherwise be devoted to the Company's operations. Furthermore, there can be no assurance that the Company will be successful in enforcing the Patent Rights.

     The Company has received a letter from attorneys in Israel relating to allegations that the technologies comprising the Company's proposed products infringe certain proprietary rights of others. Although the Company believes that the allegations are without merit, there can be no assurance that the Company will be successful in defending against such claims. There can be no assurance that other patent infringement claims in the United States, Israel or in other countries will not be asserted against the Company by a competitor or others, or if asserted, that the Company will be successful in defending against such claims. In the event one of the Company's proposed products is adjudged to infringe patents of others with the likely consequence of a damage award, the Company may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, in the event a license is not offered, the Company might be required, if possible, to redesign those aspects of the product held to infringe so as to avoid infringement. Any redesign efforts undertaken by the Company might be expensive, could delay the introduction or the re-introduction of the Company's products into certain markets, or may be so significant as to be impractical. See
'Business -- Legal Proceedings,' 'Business -- Patents, Trademarks and Proprietary Information' and 'Risk Factors -- Competition.'

     Trademark Registration. The Company intends to promote the 'SoftGuard,' 'NetGuard,' 'Remote Activation Center' and 'DiscGuard' trademarks in connection with its marketing activities. The Company pursues the registration of its trademarks in the United States and (based upon anticipated use) internationally, and has applied for the registration of certain of its trademarks, including 'SoftGuard,' and intends to apply for others. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) does not exist in one or more of such countries, in which case the Company might thereby be precluded from registering and/or using such mark in such country. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Competition. The software protection industry is extremely competitive. The Company's primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than those of the Company. There can be no assurance that the Company will be able to compete successfully in this market. In particular, Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd., each have an established installed product base in the limited market that exists for software security products. Further, there can be no assurance that existing software companies will not enter the market in the future. Although the Company believes that its products are distinguishable from those of its competitors on the basis of their technological features and functionality at an attractive price/performance ratio, there can be no assurance that the Company will be able to penetrate any of its competitors' portion of the market. Many of the Company's competitors have existing relationships with major software development houses in the United States, some of which are dominant software producers worldwide, and those existing relationships may impede the Company's ability to sell to those customers and expand its market share. Furthermore, there can be no assurance that the Company will be able to continue developing products with innovative features and functions, or that developments by others of similar or more effective products will not render the Company's products or technologies noncompetitive or obsolete. Since the Company's proposed products will be new to the market and sold in competition with the products of companies with greater financial and other resources, there can be no assurance that a market for the Company's products will develop. See 'Business -- Competition.'

     Protection of Proprietary Technology and Information. The Company will also rely on trade secrets, know-how and continuing technological advancement to maintain its proposed competitive position. Although the Company has entered into confidentiality and invention agreements with its employees and consultants, no assurance can be given that such agreements will be honored or that the Company will be able to effectively protect its rights to its unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and know-how. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Manufacture of Production Machinery. The Company utilizes a specially designed laser based machine (the 'Diskette Marking Machine') in mass-producing the protection diskette used in its proposed SoftGuard products. The Diskette Marking Machine was built by an independent third-party and specially made to the Company's order. The Company currently has one fully-operating Diskette Marking Machine, which it believes can meet its foreseeable needs. Although the Company does not have a written contract with the manufacturer of its Diskette Marking Machine, the Company believes, based upon the experience of Management and the Company's working relationship with such manufacturer, that it will be able to have additional Diskette Marking Machines produced on an as needed basis. There can be no assurance that the Company will be able to purchase or will not experience delays in shipment of future Diskette Marking Machines or that it will have a sufficient number of such machines to produce protection diskettes at full capacity.

     The Company believes that it could arrange for the assembly of these machines with alternate sources if required to do so, but that any alternate arrangement could result in temporary disruptions of its design and manufacturing operations. Most of the sources and components used in the manufacture and assembly of the Diskette Marking Machine are obtainable from local sources, except for the laser device that specially marks each protection diskette. Although the Company believes that there are adequate alternative sources for such devices, there can be no assurance that the usage of an alternative source for the laser device will not render the Diskette Marking Machine cost ineffective or that the Company will not experience delays in its operations.

     Dependence on Key Personnel. The success of the Company will be largely dependent upon the personal efforts of Marc D. Tokayer, Dr. Baruch Sollish, Ph.D. and Arik Shavit. The loss of the services of any of such persons could have a material adverse effect on the Company's business and prospects. Although the Company has entered into employment agreements with each of the aforementioned individuals, there can be no assurance that the Company will be able to retain their services. The Company is seeking to obtain prior to closing of this Offering key-man life insurance on Mr. Tokayer and Dr. Sollish with benefits of $1,000,000 payable to the Company in the event of each person's death. The benefits receivable under these proposed policies might not be sufficient to compensate the Company for the loss of Mr. Tokayer's or Dr. Sollish's services should a suitable replacement not be employed. The Company is also dependent to a substantial degree on its other technical and research staff. Further, the success of the Company will also be dependent upon its ability to hire and retain additional qualified management, marketing, and financial personnel, including a chief financial officer. The Company will compete with other companies with greater financial and other resources for other such personnel. Although the Company has not experienced to date any difficulty in attracting qualified personnel, there can be no assurance that the Company will be able to retain its present personnel or acquire additional qualified personnel as and when needed. See 'Management -- Employment and Consulting Agreements.'


     Control by Management and Current Stockholders; Absence of Outside Directors. Upon consummation of this Offering, Management of the Company and current stockholders will own 2,349,548 shares of Common Stock, or approximately 72.9% of the then issued and outstanding shares of Common Stock. Marc D. Tokayer, Chairman of the Board, the Tokayer Family Trust, Baruch Sollish, Director and four other stockholders with an aggregate of 1,137,430 shares of Common Stock (35.3% after the Offering) have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. Accordingly, the Company's present Management may be able to effectively control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge or sell all of the assets of the Company, and generally direct the affairs of the Company. Currently, all members of the Board of Directors are also employees of the Company. The absence of independent outside directors may further Management's control of the Company. See 'Principal Stockholders.'


     Broad Discretion in Application of Proceeds. While the Company presently intends to use the net proceeds of this Offering as set forth herein, Management has broad discretion in the application of the net proceeds allocated to working capital and general corporate purposes, which may be used, among other things, for payment of executive salaries. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management. See 'Use of Proceeds.'

     Immediate Substantial Dilution. The Company's present stockholders acquired their shares of the Company's Common Stock at costs substantially below the anticipated offering price of the Common Stock to be sold in this Offering. Therefore, investors purchasing Common Stock in this Offering will incur an immediate and substantial dilution in net tangible book value per share of $6.32 (90%). Accordingly, investors will bear a disproportionate part of the financial risk associated with the Company's business while effective control will remain with existing stockholders. See 'Dilution.'

     Charge to Earnings in the Event of Release of Escrow Shares. The Company has outstanding 1,000,000 Escrow Shares which will be released from escrow if the Company attains certain earnings levels over the next one to three years or if the Common Stock trades at certain levels over the next three years. The position of the Securities and Exchange Commission (the 'Commission') with respect to such escrow arrangements provides that in the event any shares are released from escrow to the stockholders of the Company who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, the Company will, in the event of the release of the Escrow Shares, recognize during the period in which the earnings thresholds are met or such stock levels achieved, a substantial noncash charge to earnings equal to the fair value of such shares on the date of their release, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. See 'Plan of Operation,' 'Principal Stockholders' and 'Description of Securities.' Notwithstanding the foregoing discussion, there can be no assurance that the Escrow Shares will be released from escrow.

     No Dividends. To date, the Company has not paid any cash dividends. After the consummation of this Offering, the Company does not intend, for the foreseeable future, to declare or pay any dividends and intends to retain earnings, if any, for the future operation and expansion of the Company's business. The declaration and payment of any cash dividends in the future will be determined by the Board of Directors of the Company in light of conditions and circumstances then existing, including the Company's earnings and its financial conditions and requirements. See 'Dividends.'

     OTC Electronic Bulletin Board; Absence of Prior Public Market; Determination of Offering Price. The Company's Common Stock will be traded in the over-the-counter market. It is anticipated that it will be quoted on the OTC Electronic Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq SmallCap Market or Nasdaq National Market, and will also be quoted in the NQB Pink Sheets published by the National Quotation Bureau Incorporated. Prior to this Offering, there has been no public trading market for the Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or continue following the Offering. There can be no assurance that an active trading market for the securities will develop, or if a trading market does develop, that it will continue. Until such time, if ever, that an active trading market develops, investors will, in all likelihood, be unable readily to liquidate their investment in the Company's securities following this Offering.

     The initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representative and may not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the price at which the Common Stock will trade after completion of the Offering. There can be no assurance that the market price of the Common Stock will not decline below their initial public offering price. See 'Underwriting.'

     Possible Volatility of Securities Prices. Trading volume and prices for the Common Stock could be subject to wide fluctuations in response to quarterly variations in operations, financial results, announcements with respect to sales and earnings, technological innovations, new product developments, the sale or attempted sale of a large amount of securities in the public market, and other events or factors which cannot be foreseen or predicted by the Company. In addition, various factors affecting the computer industry generally may have a significant impact on the market price of the Common Stock, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies.


     Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing stockholders pursuant to Rule 144 ('Rule 144') promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), or otherwise, could have an adverse effect on the price of the shares of Common Stock. Upon completion of this Offering, the Company will have 3,224,548 shares of Common Stock outstanding (excluding 1,000,000 Escrow Shares and without giving effect to the repurchase of 135,000 Bridge Shares). In addition, the Company has reserved for issuance 217,473 shares upon exercise of warrants at $.01 per share, 5,000 shares upon exercise of options granted under the 1996 Plan, 445,000 shares upon exercise of options to be granted under the 1996 Plan, 1,000,000 shares for issuance upon exercise of warrants at $7.00 per share and up to 80,000 shares for issuance upon exercise of the securities contained in the Representative's Warrants.



     The 800,000 shares of Common Stock offered hereby and the 1,139,548 shares of Common Stock (excluding 217,473 shares issuable upon exercise of warrants subject to a four-year vesting schedule) being offered by the Selling Securityholders (all of which shares are subject to lock-up agreements described below) will be freely transferable without restriction or further registration under the Securities Act except for any shares purchased by an 'affiliate' of the Company within the meaning of

Rule 144. The remaining 1,150,000 outstanding shares of Common Stock will be 'restricted securities,' as that term is defined in Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144. Approximately 653,547 of such shares will be eligible for resale under Rule 144 commencing 90 days following the completion of this Offering; however, all of such shares are subject to the lock-up agreements described hereafter. The remaining shares will become eligible for resale under Rule 144 between July 1997 through February 1998. In addition, the Company has granted to some securityholders certain registration rights. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. The Company, its officers, directors and stockholders beneficially owning 5% or more of the Common Stock, all Selling Securityholders (except for a certain Selling Securityholder who has agreed to lock-up his 15,000 shares, for a period of 18 months) and certain other stockholders (holding an aggregate of approximately 2,214,548 shares, excluding up to 60,000 shares included in the Over-allotment Option) have agreed, for a period of 24 months from the date of this Prospectus, not to sell or otherwise dispose of any securities of the Company, without the prior written consent of the Representative. See 'Principal Stockholders,' 'Certain Transactions,' 'Shares Eligible for Future Sale' and 'Underwriting.'


     Effect of Outstanding Warrants and Options. The exercise of the Representative's Warrants, other warrants and stock options granted or to be granted may adversely affect prevailing market prices for the Common Stock and may dilute the interests of existing stockholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Representative's Warrants, other warrants or the options. The Company has granted certain demand and 'piggy-back' registration rights to the Representative with respect to the securities issuable upon exercise of the Representative's Warrants. See 'Description of Securities' and 'Underwriting.'

     Antitakeover Provisions of Delaware Law. Certain provisions of Delaware law may discourage third party attempts to acquire control of the Company. In particular, Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which such person became an interested stockholder, unless certain restrictive requirements are met. The Company has not opted to include any provisions in its Certificate of Incorporation or By-laws electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See 'Description of Securities.'

     Restrictions on Israeli Government Funding for Research and Development. TTR Israel has received from the Office of the Chief Scientist of the Israeli Ministry of Industry & Trade (the 'OCS') certain research and development grants in the approximate amount of $97,500. As a condition to its participation in the funding program of the OCS, TTR Israel may not transfer the technologies developed using such funds out of Israel without the consent of the OCS. TTR Israel is also obligated to pay a specified level of royalties on sales of products developed using such grants. Moreover, OCS grant programs as are currently in effect require the Company to comply with various conditions in order for TTR Israel to continue to be eligible for participation. The Company anticipates that for so long as such grants continue to be available, TTR Israel will likely seek from time to time to utilize such grants. While the Company believes that TTR Israel will continue to participate in these grant programs, no assurance can be given that this will be the case or that the programs, or their conditions of participation, will be maintained in their current form or at all. See 'Business -- Research and Development.'

     Service of Process and Enforcement of Judgments. Service of process upon directors and officers of the Company, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's assets are located outside the United States, any judgment obtained in the United States against the Company may not be collectible within the United States.

     The Company has been informed by its Israeli legal counsel that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, in original actions instituted in Israel. However, subject to certain limitations, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) which enforce similar Israeli judgments, provided that (i) due service of process has been effected, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel, (iii) such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court. All of the Company's executive officers and Directors have irrevocably appointed Samuel F.
Ottensoser, Esq. of Baer Marks & Upham as their agent to receive service of process in any action against them in any Federal or state court of the State of New York.

     Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, and a specific permit of the Controller of Foreign Exchange will be required to convert the Israeli currency into dollars and to transfer such dollars out of Israel. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel and the risk of unfavorable exchange rates.

     Penny Stock Regulation. Broker-dealer practices in connection with transactions in 'penny stocks' are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

     Possible Conflicts of Directors. In lieu of the Representative's right to designate two non-voting advisors to the Company's Board of Directors at any time within the five years commencing in fiscal 1996, the Representative has the right during such five-year period, in its sole discretion, to designate two persons for election as directors of the Company. If and when the Representative designates such persons to serve as directors of the Company, those individuals may be associated persons of the Representative who may have conflicting obligations to the Company and the Representative when serving on the Board of Directors. See 'Underwriting.'


     Relationship of Representative to Trading; Lack of Experience of the Representative. The Representative may act in a market making capacity with respect to the purchase or sale of the Common Stock in the over-the-counter market where it will trade. First Metropolitan Securities, Inc. commenced operations in November 1995, and has acted as an underwriter of only one public offering of securities. First Metropolitan's lack of experience may have an adverse impact on the development of a trading market for the Company's securities following this Offering. See 'Underwriting.'

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Securities offered hereby (after deducting underwriting discounts and commissions and other expenses of this Offering), are estimated to be approximately $4,297,000 ($4,662,400 if the Over-allotment Option is exercised in full). The Company expects to use the net proceeds in approximately the manner set forth in the following table:

                                                                                             APPROXIMATE
                             APPLICATION OF                                 APPROXIMATE     PERCENTAGE OF
                                PROCEEDS                                   DOLLAR AMOUNT    NET PROCEEDS
------------------------------------------------------------------------   -------------    -------------
Repayment of Indebtedness(1)............................................    $ 2,215,000          51.6%
Research and Product Development(2).....................................        615,000          14.3
Additional Facilities(3)................................................        500,000          11.6
Marketing(4)............................................................        473,000          11.0
Capital Equipment(5)....................................................        150,000           3.5
Working Capital and General Corporate Purposes(6).......................        344,000           8.0
                                                                           -------------       ------
     Total..............................................................    $ 4,297,000         100.0%
                                                                           -------------       ------
                                                                           -------------       ------

------------

(1) Represents the repayment of the outstanding Bridge Notes in the aggregate principal amount of $500,000 plus estimated accrued interest thereon at the rate of 10% per annum to the date of consummation of this Offering. The Company used the net proceeds from the sale of such notes to pay for research and product development, operating expenses, and various expenses related to this Offering. Also represents the repayment of approximately $1,041,000 from the 1995 Debt Financing plus estimated accrued interest thereon at the rate of 10% per annum, $133,400 payable to 732498 Ontario Ltd., plus estimated accrued interest thereon at the rate of 22% per annum and $300,000 payable to six investors, plus estimated accrued interest thereon at the rate of 15%. See 'Description of Securities -- Prior Financings,' 'Plan of Operation' and Note 8 of Notes to Financial Statements.

(2) Anticipated expenditures include hardware and software development, electronics engineering and prototype and tooling costs, and the hiring of additional personnel. The Company intends to use this allocation of net proceeds to expand its research and development department into three groups: a research group, a development group and a quality assurance group. The Company anticipates hiring between 15 and 18 additional employees to staff these groups. The Company estimates the first year's salaries of these persons to be paid from this allocation of proceeds of this Offering to be approximately $19,000 to $38,000 per person per annum based on the qualifications and position of each employee. See 'Business -- Research and Development,' ' -- Production and Supplies' and 'Plan of Operation.'

(3) The Company intends to use this allocation of net proceeds to open a sales office in the United States over the next nine months at an estimated initial cost of $500,000 depending on the amount of equipment, inventory and personnel, exclusive of working capital needs. It is anticipated that the office would be staffed with three to eight salespersons, who will be responsible for managing and servicing the Company's business in the respective areas, as well as developing new business. The Company estimates the first year's salaries of these persons to be paid from this allocation of proceeds of this Offering to be approximately $35,000 per person per annum based on the qualifications and position of each employee. See 'Business -- Sales and Marketing.'

(4) This allocation includes approximately $358,000 of expenditures for print media such as advertising and sales literature, and trade show participation. The Company plans to hire two internal sales people, each at approximately $20,000 per annum (excluding sales commissions), and three customer service people, each at approximately $25,000 per annum, following the completion of this Offering. See 'Business -- Sales and Marketing.'

(5) In connection with the Company's proposed expansion and the hiring of up to 20 additional employees, the Company intends to purchase for each new employee a computer work station at an estimated cost of $7,500 per station. See 'Plan of Operation.'


(6) Includes the repurchase of 135,000 Bridge Shares for an aggregate purchase price of $67,500. Also includes general and administrative expenses, including, but not limited to, the payment of rent for the Company's offices and other office overhead, executive salaries, and anticipated professional fees, as well as potential acquisitions as described below.

     If the Underwriters exercise the Over-allotment Option in full, the Company will realize additional net proceeds of approximately $365,400, which will be added to the Company's marketing capital.

     The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the net proceeds of this Offering, together with its projected cash flow from operations, if any, will be sufficient to satisfy the Company's contemplated cash requirements for a minimum of 12 months following the closing date of this Offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the net proceeds of this Offering or the Company's projected cash flow prove to be insufficient to fund operations (due to unanticipated expenses, manufacturing problems, marketing difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories, or to use portions of the net proceeds for other purposes or may be required to seek additional financing or curtail its operations. The Company has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all. See 'Risk Factors -- Future Capital Needs; Uncertainty of Additional Financing' and 'Plan of Operation.'

     The Company may use all or a portion of the $344,000, or 8.0%, of the net proceeds from the Offering allocated to working capital, to acquire all or a portion of existing companies in businesses which the Company believes are compatible with its business including, but not limited to, competitors of the Company. Any decision to make an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and competitive position of and the nature of any formulations, designs or products and the extent to which any acquisition would enhance the Company's prospects. To the extent that the Company may, depending upon the opportunities available to it, finance an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's stockholders. However, any future equity financings within the next 36 months would be subject to the approval of the Representative. Additionally, to the extent that the Company issues debt securities in connection with an acquisition, the Company may be subject to risks associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. The Company is not currently engaged in identifying any potential acquisition and has no plans, agreements, understandings or arrangements for any acquisitions. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate into its business any acquired product or business.

     Pending utilization of the net proceeds of the Offering, the Company may make temporary investments, in among other things, bank certificates of deposit, interest-bearing investments, prime commercial paper, United States government obligations, or money-market funds.

                                DIVIDEND POLICY

     To date, the Company has not paid any cash dividends on its Common Stock. The payment of future cash dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, capital requirements and financial condition and other relevant factors. The Board does not intend to declare any cash or other dividends in the foreseeable future, rather it intends to retain future earnings, if any, to provide for the operation and expansion of the Company's business. See 'Plan of Operation.'

                                    DILUTION


     At September 30, 1996, the negative net tangible book value of the Company was $(1,586,368), or $(.52) per share of Common Stock based on 3,050,000 shares of Common Stock issued and outstanding. After giving retroactive effect to the exercise of 374,548 warrants into 374,548 shares of Common Stock upon the consummation of this Offering and the receipt of an aggregate of $3,745.48 from all of such exercises, the pro forma negative net tangible book value of the Company was $(1,582,623) or $(.46) per share based on 3,424,548 shares issued and outstanding. See 'Description of Securities -- Prior Financings.' After giving effect to the sale of 800,000 shares of Common Stock offered by the Company hereby (less underwriting discounts and estimated expenses of the Offering and the application of the estimated net proceeds therefrom) but not the repurchase of 135,000 Bridge Shares, the pro forma as adjusted net tangible book value of the Company at September 30, 1996 would have been $2,857,921, or $.68 per share, based on 4,224,548 shares representing an immediate increase in net tangible book value of $1.14 per share to existing stockholders and an immediate dilution of $6.32 per share (90%) to the purchasers of Common Stock in the Offering.


     The difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock after the Offering constitutes the dilution per share of Common Stock to investors in the Offering. Net tangible book value per share of Common Stock on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of outstanding shares of Common Stock.

     The following table illustrates the dilution to the purchasers of Common Stock in the Offering on a per-share basis:

Offering price...............................................................            $7.00
Pro forma net tangible book value before the Offering........................   $(.46)
                                                                                -----
Increase attributable to new investors.......................................   $1.14
                                                                                -----
                                                                                -----
Pro forma as adjusted net tangible book value after the Offering.............            $ .68
                                                                                         -----
                                                                                         -----
Dilution to new investors....................................................            $6.32
                                                                                         -----
                                                                                         -----

     The following table summarizes as of September 30, 1996, the total consideration paid and the average price per share of Common Stock paid by existing stockholders and by purchasers of Common Stock in the Offering:

                                                   SHARES PURCHASED            TOTAL CONSIDERATION         AVERAGE
                                               ------------------------     -------------------------     PRICE PER
                                                AMOUNT       PERCENTAGE     AMOUNT(1)      PERCENTAGE       SHARE
                                               ---------     ----------     ----------     ----------     ---------

Existing Stockholders.......................   3,424,548(2)      81.1%      $  412,151          6.9%        $ .12
                                                                                                          ---------
New Investors...............................     800,000         18.9        5,600,000         93.1%        $7.00
                                               ---------     ----------     ----------     ----------     ---------
                                                                                                          ---------
     Total..................................   4,224,548        100.0%      $6,012,151        100.0%
                                               ---------     ----------     ----------     ----------
                                               ---------     ----------     ----------     ----------

------------

(1) Prior to deduction of costs of issuances.


(2) Includes 1,000,000 Escrow Shares but does not give effect to the repurchase of 135,000 Bridge Shares. See 'Principal Stockholders -- Escrow Shares' and 'Description of Securities -- Prior Financings.'

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1996 (including the 1,000,000 Escrow Shares), and as adjusted to reflect the exercise of 374,548 warrants and the receipt of $3,745.48 therefrom, the issuance and sale of the shares of Common Stock hereby and the application of the estimated net proceeds therefrom, but not the repurchase of 135,000 Bridge Shares. This table should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.


                                                                                  SEPTEMBER 30, 1996
                                                                              --------------------------
                                                                                              PRO FORMA
                                                                                ACTUAL       AS ADJUSTED
                                                                              -----------    -----------
                                                                                     (UNAUDITED)
Total liabilities..........................................................   $ 2,026,377    $1,526,377
                                                                              -----------    -----------
Stockholders' equity (deficit)
     Common Stock, $.001 par value; 20,000,000 shares authorized; 3,050,000
       shares issued and outstanding; 4,224,548, pro forma as adjusted.....         3,050         4,225
     Additional paid-in capital............................................       405,356     4,704,926
     Cumulative translation adjustment.....................................        47,989        47,989
     Accumulated deficit...................................................    (1,835,787)   (1,899,219 )
                                                                              -----------    -----------
          Total stockholders' equity (deficit).............................    (1,379,392)    2,857,921
                                                                              -----------    -----------
               Total capitalization........................................   $   646,985    $4,384,298
                                                                              -----------    -----------
                                                                              -----------    -----------

                               PLAN OF OPERATION

     To date, the Company has had a limited operating history, is in development-stage and has not realized any operating revenues. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Since inception, the Company's activities have been principally limited to organizational and initial capitalization activities, designing and developing the technology underlying its proposed software protection product lines and recruitment of executive personnel. See 'Business.'


     The current version of SoftGuard is intended to be compatible for use on Windows 3.x and MS-DOS based systems. Although ready for release, the Company does not intend on releasing the product to the general public until it develops a sales and other customer support infrastructure. The Company is actively engaged in the development of expanding its SoftGuard product line for multi-platform versatility and compatibility with other operating systems and networks. Although no assurance can be given, the Company anticipates introducing versions of SoftGuard for use with Windows 95 and the TTR Remote Activation Center for software being distributed through the Internet (electronic distribution) by the second quarter of 1997. A version for Windows NT is in the system design stage, and versions for NEC based operation systems and networks are being investigated. The Company is also actively engaged in developing DiscGuard for CD-ROM copy protection, and anticipates releasing the initial version by the third quarter of 1997. The Company is exploring other compatible or complementary product offerings. There can be no assurance that the Company will successfully develop or ultimately commercialize any of these proposed products. See 'Business.'


     The Company anticipates undertaking marketing efforts in North America, Israel, Europe and the Far East to increase awareness of the Company's products. In this respect, the Company will be exploring the possibility of establishing strategic relationships with appropriate significant software distributors. Further, it is anticipated that TTR Israel's new Chief Executive Officer, who assumed his duties in September 1996, will devote a significant portion of his time in developing appropriate marketing strategies. In addition, the Company is actively seeking an independent marketing professional with experience in introducing new hi-tech products to market. The Company would utilize the marketing professional's services to explore the possibilities of establishing strategic relationships with well-known software developers and distributors. See 'Management' and 'Business -- Sales and Marketing.'

     The Company anticipates that the proceeds of this Offering will be sufficient to satisfy the Company's contemplated cash requirements for the next 12 months following the consummation of the Offering, based upon the Company's present plans and certain assumptions relating to general economic and industry conditions, market factors, and the Company's future revenues and expenditures. If any of these factors change, the Company may be required to raise additional funds during the next 12 months. The Company may, in any event, seek additional financing following the completion of this Offering, even though the Company has no present intention, agreement, understanding or commitment with respect to any such financing.

     As of September 30, 1996, the Company had an aggregate of approximately $51,490 in bank loans of which principal payments are due in various installments through 1998. These loans bear interest at rates of prime plus 2.4%-3% per annum and are secured by substantially all of the assets of TTR Israel.

     In September 1996, the Company entered into a loan and security agreement with 732498 Ontario Ltd. ('Ontario') pursuant to which the Company borrowed and aggregate of $133,400 at a per annum interest rate of 22%. The principal and accrued interest on these loans are payable in full on the earlier of March 30, 1997 or the consummation of this Offering. To secure the repayment of all amounts due, Ontario has been granted a floating security interest and lien, subject to existing liens, on all tangible and intangible property of the Company. See 'Use of Proceeds.'

     At September 30, 1996, the Company had a working capital deficit of approximately $1,955,000. Since inception, the Company has relied for all of its funding on private sales of its debt and equity securities. See 'Description of Securities -- Prior Financings' for a description of these sales.

     The Company's product development is centralized out of TTR Israel's facilities in Israel. The Company does not have any commitments or plans to undertake significant capital expenditures in plant or equipment, other than the purchase of approximately $140,000 of computer equipment. See 'Use of Proceeds.'


     The Company requires the net proceeds of this Offering to continue its product development efforts and to commence full-scale marketing of its version of SoftGuard available for commercial release. As of September 30, 1996, the Company has expended approximately $616,000 on its research and development activities, and plans to spend approximately $615,000 of the net proceeds of the Offering to continue such activities. Over the next 12 months, the Company plans to spend approximately $473,000 of the Offering proceeds on marketing related activities. See 'Use of Proceeds' and 'Business -- Research and Development' and ' -- Sales and Marketing.'



     As of January 15, 1997, $626,203 of note principal and interest with respect to two-year promissory notes issued in connection with the 1995 Debt Financing (as defined hereafter) became due and payable. The holders of $619,525 note principal and interest extended the due date of such notes to March 31, 1997. The Company anticipates that the remaining holder of $5,515 note principal will grant a similar extension. Accordingly, to date the Company has not made payment with respect to such note. See 'Description of Securities -- Prior Financings.'


     In December 1996, the Company borrowed, on an unsecured basis, an aggregate of $300,000 from six unaffiliated investors at a per annum interest rate of 15%. The principal and accrued interest on these loans are payable in full on the earlier of the first anniversary of the borrowings or the consummation of this Offering. See 'Use of Proceeds.'

     To date, the Company has not generated any revenues from operations. For the period from its inception to September 30, 1996, the Company has incurred net losses aggregating approximately $1,835,787, reflecting principally research and development expenses associated with SoftGuard and general and administrative expenses. Accordingly, the Company's independent auditors included an explanatory paragraph in their report dated July 1, 1996, indicating that there is substantial doubt regarding the Company's ability to continue as a going concern. The Company's continuation as a going-concern is dependent upon its ability to obtain additional financing, including from this Offering, to generate sufficient cash flow to meet its obligations on a timely basis. As a development stage company, the Company has a limited relevant operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. As a result of the start-up nature of the Company's business, additional operating losses can be expected in the foreseeable future. There can be no assurance that the Company can be operated profitably in the future. See 'Risk Factors -- Development Stage Company; History of Operating Losses; Accumulated Deficit; Working

Capital    Deficiency;    Uncertainty    of    Future    Profitability,'   'Risk
Factors -- Explanatory Paragraph in Independent Auditors' Report' and the Financial Statements.

     The Company currently has ten employees, and depending on its level of business activity, expect to hire additional employees in the next 12 months, including marketing and sales, research and development, customer support, production and administrative personnel, and has allocated approximately $780,000 of the proceeds of this Offering for the recruitment and related payroll expenses for approximately 20 additional employees over the next 12-month period. See 'Risk Factors -- Proposed Expansion' and 'Use of Proceeds.'

     The Company expects that any release of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory, and accordingly, will result in a substantial non-cash charge to reportable earnings equal to the fair market value of such shares on the date of release. Such charge could substantially increase the Company's loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a depressive effect on the market price of the Company's securities. See 'Risk Factors -- Charge to Earnings in the Event of Release of Escrow Shares.'

                                    BUSINESS

     The Company is primarily engaged in the design and development, and intends to commence marketing of, a family of proprietary software security products that are designed to prevent the unauthorized reproduction and use of computer software programs. TTR's proposed core product, SoftGuard, is designed to be used by software developers for inclusion in their software packages sold to end-users. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Since its inception, the Company has been engaged primarily in product design and testing, and has not had any sales revenue to date. The Company's primary objective is to make SoftGuard the market standard for software protection.

INDUSTRY BACKGROUND

     Losses related to the unauthorized use of software present an increasing concern for software developers and publishers. The Business Software Alliance estimated that software-piracy related losses exceeded $15 billion worldwide in 1994. In the United States, total losses from software piracy exceeded $3 billion in 1994. Illegal copies of widely-recognized software programs can frequently be purchased in certain parts of Eastern Europe and the Far East at retail prices that are a fraction of those prevailing in the United States and Europe.

     Additionally, the increasing use of CD-ROMs poses new dangers. Unlike standard distribution diskettes, CD-ROMs enable the processing, storing and distribution of vast amounts of information. Increasingly, the data contained on the CD-ROM is of a purely informative or entertainment nature and is not intended to be installed permanently on the user's hard-drive. Until recently, CD-ROM software has been relatively protected from unauthorized reproduction owing to the relatively high-cost of CD-recording technology. With the advent of low-cost CD Recorders and mass reproduction machines, software pirates are able to duplicate the software applications contained on the CD-ROM with no significant impediment. The unauthorized reproduction (and distribution) of unprotected software applications residing on CD-ROMs can represent significant potential revenue-losses.

     Software protection is a relatively new market. Until the mid-1980's, software developers and publishers traditionally relied on copyright and intellectual property laws to police software piracy. However, as the frequency and sophistication of software piracy increased, continued reliance on legal sanctions frequently proved ineffective. Software developers began to seek ways to aggressively and effectively halt the proliferation of unauthorized copies of their software, thereby triggering the development of the software protection market. Most of the security solutions which were commercially available typically required that the software to be protected be stored in an 'encrypted' mode so as to prevent its copying. In addition, a hardware component such as a 'dongle' (key), a physical device that plugs into a computer's parallel port, was ordinarily utilized. The device must be present in order for the protected software to execute (or 'decrypt'). Without the key or the plug, the protected program wouldn't ordinarily execute. The dongle acts as 'identification code,' enabling the protected software to execute. Dongles and keys are provided directly to the software vendor and are frequently customized for particular software applications. The technology underlying these solutions came to represent the 'market standard' in terms of affording effective software-protection.

     Security solutions utilizing hardware components such as dongles present significant operational difficulties and inconveniences for legitimate end-users. By its very nature, the key is not 'transparent,' and needs to be physically present on a parallel port each time that the protected application is run. Frequently, keys are not interchangeable among different applications, necessitating a different key for each application, giving rise to a 'daisy chain' of plugs protruding out of the back of operating units. Furthermore, dongles cannot currently be mass-produced. Each device must be custom made or programmed, invariably resulting in relatively high production costs.

     Accordingly, dongles are ordinarily used for higher priced applications whose retail price typically exceeds $300. Software developers of many of the commercially available popular software applications, such as well-known word-processing and other business related programs, have elected to forego any software anti-copying protection. Further, the relatively high-cost of the dongles and other peripherals render their use impractical for relatively lower priced CD-ROM applications, such as games or other entertainment packages.

     SoftGuard does not entail the use of any hardware peripherals such as dongles, and requires the end-user to use a protection diskette only once at the installation of the protected software onto the end-user's system. Thereafter, the safety measures are transparent to the legitimate end-user, who need not be aware of their operation. Furthermore, the utilization of SoftGuard does not necessitate the software developer to implement design or code changes in the software. Additionally, the Company expects to be able to mass-produce SoftGuard, significantly decreasing the per-unit production costs. DiscGuard, the proposed CD-ROM protection product, is intended to modify the laser optics system of the CD-ROM mastering machine, rendering the CD-ROM non-reproducible and thereby thwarting CD-ROM pirates' efforts to faithfully reproduce the contents of the CD-ROM.

     TTR believes that its proposed SoftGuard products will provide a versatile, transparent, easy-to-use, effective and relatively inexpensive anti-copying security solution that will not require the software developer to effect any basic design changes to the protected software application program.

BUSINESS STRATEGY

     The Company's primary objective is to make SoftGuard the 'market standard' in software anti-copying protection. The Company intends to pursue a business strategy that incorporates the following principal components:

          Penetration of Software Security Markets. The Company intends to begin marketing by the first quarter of 1997 its proposed SoftGuard product to large well-known software developers whose products enjoy wide geographic dispersion but who have previously disregarded the software security market. By emphasizing SoftGuard's reduced costs and end-user transparency, the Company hopes to promote the penetration of the software security market beyond the current $300 and above retail software market. In addition, new developments such as the proposed DiscGuard CD-ROM product may enable the Company to expand its potential customer base from software developers to CD-ROM replicators. See 'Business -- Sales and Marketing.'

          Penetration of Leading Geographic Marketing Areas. The Company intends to launch its marketing and distribution efforts initially in Israel by the first quarter of 1997 and in North America by the second quarter of 1997. The Company also expects to expand its marketing efforts to subsequently include Europe and the Far East. The Company also intends to develop a version of SoftGuard that is compatible with Japanese-standard NEC based operating systems, which it expects to introduce by the second quarter of 1997. See 'Business -- Sales and Marketing' and ' -- SoftGuard Software Protection System.'

          Continued Product Expansion and Enhancement. The Company is committed to continuous product expansion and enhancement to stay competitive with rapid technological advancement and other changes affecting the computer industry. The Company is focusing its research and development activities toward lowering the cost of its existing proposed products, the design and development of new products, and the enhancement of existing proposed products. For example, the Company intends on increasing the SoftGuard product line by introducing new products for multi-platform versatility with interoperability and compatibility with operating systems including the Apple Macintosh, the Japanese-standard NEC computers, network environments, Microsoft's Windows 95 and Windows NT, and the Internet. See 'Business -- SoftGuard Software Protection System' and ' -- Research and Development' and 'Use of Proceeds.'

          Pursue Strategic Acquisitions. In addition to growing internally, the Company desires to grow through strategic acquisitions. The Company plans to seek to acquire new products or complementary product lines for integration into the Company's product offerings and its business. The Company is not currently engaged in identifying any potential acquisitions and currently has no plans, agreements, understandings or arrangements for any acquisitions. See 'Risk Factors -- Proposed Expansion' and 'Use of Proceeds.'

          Strengthen Competitive Advantages. The Company believes that the key to competition is to offer an effective security product which is more convenient to use and more cost-effective than the competition. Research and development efforts are being focused towards making SoftGuard even more user-friendly and cost-effective. In addition, the Company is developing novel approaches to software security such as its DiscGuard for CD-ROM based software, that are unavailable to its competition. See 'Business -- Research and Development'; ' -- SoftGuard Software Protection System' and ' -- Competition.'

SOFTGUARD SOFTWARE PROTECTION SYSTEM

     The proposed SoftGuard software protection products are intended to provide comprehensive protection against unauthorized software copying. SoftGuard is to be comprised of a specially designed protection diskette, which provides anti-copying protection while the software resides on a distribution diskette, CD-ROM or other distribution medium, as is the case when the software is initially purchased by the end-user, and a software-based solution that protects against unauthorized reproduction once the software is installed onto the legitimate end-user's system. SoftGuard will not include any hardware peripherals such as dongles.

     The software applications to be protected will be encrypted by the software developer using an encryption key derived from the protection diskette. The protection diskette will be a standard commercially available diskette which is physically altered by means of a novel and proprietary method to imprint an identification code that is unique to the particular software house and the specific application. The protected software will be purchased by the end-user in the encrypted format, and such protected software will not execute or run as intended unless it is installed in the presence of an authentic protection diskette containing the appropriate identification code. Without the protection diskette, the protected software will not properly install onto the end-user's system and cannot be used. The protection diskette will be sold to the developer and included in the applications package that is finally distributed to the end-user. The protection diskette will be designed to be used only once by the end-user at the time of the initial installation of the protected software.

     It is intended that the developer's software program will further be protected by the SoftGuard software licensed from the Company. As part of the installation of the protected software onto the legitimate end-user's hard drive, SoftGuard re-encrypts the protected software. The re-encryption effected by SoftGuard is designed to adapt to certain unique characteristics of the computer on which the protected software is being installed. When the authorized or legitimate end-user tries to run the protected software (after installation on the end-user's system), SoftGuard verifies the validity of the installed software, decrypts the protected file and permits execution to take place. Protected software subsequently installed or copied onto a different unit will not work unless so authorized by the software developer, and thus will not execute. The software developer will fix a pre-determined number of times that the protected software can be installed (or reinstalled in the event of hard disk failure) by the legitimate end-user. Any attempted installation beyond such authorized number will not properly execute. Furthermore, SoftGuard will provide the software developer with the option of limiting any installs of the protected software for a pre-determined time-period. Thus, the end-user can try the protected software for a limited time-period. This option will provide the software developer with a powerful marketing tool, enabling it to expose the benefits and applications of its software to the market without incurring the risk of unauthorized mass-copying and distribution of the software.

     The encryption key derived from the protection diskette is based on a published algorithm. SoftGuard utilizes a unique technology to develop the encryption keys. The encryption key is based in part upon the pattern created by a series of marks on the diskette generated by physically altering the diskette to remove magnetic material from its surface in pre-determined areas. The resulting distinct pattern, or key, is used as a parameter in creating an encryption key that can produce different encryption formats upon a corresponding change in the key. In Management's view, this creates a highly effective product since the unlikely event of the successful cracking of one encryption key by an unauthorized user will not assist in the cracking of another key.

     Additionally, most commercially available anti-copying software-based solutions utilize an 'envelope' method of encryption whereby the executable file to be protected is encrypted in such a manner which requires a 'jump' to the beginning of the protected file on the system's memory when such file is executed. For someone running a debugger, such as a potential hacker, the envelope method acts as a beacon indicating where, on a system's memory, the protected file resides. Once the hacker knows where the protected file begins in the system's memory, he is able to take a snapshot of the protected file in its unencrypted and unprotected format and download it to a disk, thereby effectively 'cracking' the program. Unlike the envelope method of encryption protection, SoftGuard will utilize a program that monitors all program executions. Upon execution of a SoftGuard protected file, the SoftGuard monitor will validate the protected file and remove the encryption, thereby allowing successful execution. The SoftGuard method of encryption requires no 'jump' to the beginning of the protected file on the system's memory. Thus, the potential hacker is not informed as to where the protected file begins in the system's memory. In Management's view, these features present significant impediments to 'cracking.'

     The Company intends on using a specially designed and highly accurate laser-based duplicating machine to mass-produce the protection diskettes (the 'Diskette Marking Machine'). Mass-production of the protection diskettes will significantly reduce the production costs of the protected software, affording the software developer with a low-cost effective solution to unauthorized software copying. Since the protection diskettes will only be able to be produced by the Company's specially designed Diskette Marking Machine, Management believes that it is highly unlikely for an unauthorized person to make usable copies of protection diskettes.

     SoftGuard is intended to be used to safeguard MS-DOS and Microsoft Windows EXE executable files, as well as non-executable files including Windows DLL's and runtime applications.

SOFTGUARD SOFTWARE PROTECTION PRODUCT LINE AND DEVELOPMENTS

     The Company expects to initially market a version of SoftGuard that is compatible for use on Windows 3.X and DOS based systems. The Company is planning on expanding the proposed SoftGuard product line for multi-platform versatility with interoperability and compatibility with other operating systems. There can be no assurance given that the Company will successfully develop any new products, or if developed, that they will be developed in a timely fashion and/or result in sales. See 'Risk Factors -- New Products and Rapid Technological Change.' The Company is currently developing or planning on developing the following new features to the SoftGuard product line:

          SoftGuard for Windows 95. The proposed SoftGuard for Windows 95 is intended to support protected applications that are compatible with Windows
     95. Upon finalization, SoftGuard for Windows 95 is expected to include all of the features of the Windows 3.x version of SoftGuard. The program development is completed and the system is being tested by the Company's quality assurance staff. It is currently anticipated that it will be available for beta testing during the first quarter of 1997. When a program is in beta testing, it is being used at actual customer sites. The Company receives feedback from the customers and responds to problems as they arise. The length of the beta test depends to a large extent on the results of the testing. The Company expects SoftGuard for Windows 95 to be available for commercial release by the second quarter of 1997.

          SoftGuard for Windows NT. This version is intended to support protected applications (both 16 and 32 bit) under Windows NT. It is expected to include all of the features found in the Windows 3.x version of SoftGuard. The program is currently in a system design phase, which occurs after the functional specifications of the software system have been determined, whereby the system files, databases, logical processes and interfaces with other systems and with a user are designed. The Company expects SoftGuard for Windows NT to be available for commercial release by the third quarter of 1997.

          SoftGuard for NEC and SoftGuard for Macintosh. The overwhelming majority of the Japanese software market utilize NEC based operating systems. In addition, many software developers design their software to run on Macintosh operating systems in addition to DOS/Windows. TTR is in the functional definition stage of adapting SoftGuard to operate on these systems, whereby the functional specifications are being developed.

          NetGuard. The proposed networks version of SoftGuard is being designed to be used on any type of network server. The networks version is intended to support tandem servers, RAID and disk stripping, as well as automatic crash recovery. Additionally, it is being designed to enable any desired combination of fixed and floating licensing. The proposed product is currently in a program design and program development stage. In program design, the individual programs which comprise the processes of the system are designed. In the program development stage, programmers use the program design documents to write the programs which are then tested individually. The Company expects the program to be ready for beta testing in the first quarter of 1997, with a targeted commercial release by the third quarter of 1997.

TTR REMOTE ACTIVATION CENTER FOR INTERNET (ELECTRONIC) DISTRIBUTION

     Companies desiring to distribute protected software electronically need to insure that payment for the downloaded software is received and that such software is restricted to use to one site per payment. Utilizing the core technology incorporated in SoftGuard, the Company believes that it is addressing these concerns with the Remote Activation Center for Internet (Electronic) Distribution. The Remote Activation Center as proposed is based on a triangular communication design, linking the end-user's system, the software distributor's Internet server and the Company's Internet server. This will permit companies that would like to sell protected software via electronic distribution such as the Internet to protect their software utilizing similar procedures as in the conventional version of SoftGuard. Once the end-user downloads and pays for the protected (encrypted) software, the distributor's server would activate a utility which automatically notifies the Company's Internet web server. All of this would happen automatically and transparently to the end-user. It is intended that when the end-user installs the protected software, the Company's Internet server will be automatically contacted. Upon verification of payment, the Company's server would pass a decryption key to unlock the protected software. This part of the process is similar to the install process which takes place in the current conventional version, with the Company's server acting like the protection diskette. Unlike other remote activation schemes, the SoftGuard electronic distribution product will not require the end-user to enter a key-code in order to activate the downloaded software. Once the downloaded software is installed onto the end-user's hard drive, it will be protected in the same way as conventionally distributed SoftGuard treated software. Thus, the Remote Activation Center is intended to insure payment by the end-user in addition to providing conventional software protection. The Remote Activation Center is currently in a program design and program development phase. The Company expects the proposed system to begin beta testing during the second quarter of 1997 with a targeted commercial release date by the third quarter of 1997.

DISCGUARD FOR CD-ROM BASED SOFTWARE

     Increasingly, popular game, video, educational materials (i.e., encyclopedias), business and other professional applications are distributed via CD-ROM. A CD-ROM is able to store vast amounts of data, rendering it a more efficient distribution vehicle than the standard diskette. Ordinarily, the user does not install onto a hard-drive the data contained on the CD-ROM, but merely accesses it from time to time for educative, entertainment or professional purposes.

     Until recently, CD-ROM based applications have enjoyed some immunity from unauthorized reproduction due to the high cost of the copying hardware. However, the decreasing costs of CD-Recorders, which can be used to faithfully reproduce unauthorized copies of the CD-ROM, and the increased availability of other mass reproduction machines, have contributed to the increase in CD-ROM piracy. By use of a CD-Recorder, a software pirate is able to read the software application program contained on the CD-ROM and to faithfully reproduce a copy of such program on a parallel CD-ROM. Conventional encryption based technologies that encrypt data contained on the CD-ROM are impractical if the user does not ordinarily install the CD-ROM data onto a hard-drive. Also, dongles are prohibitively expensive for the popular CD-ROM applications.

     The Company is developing a proprietary technology that permits it to programmatically distinguish between an authentic original CD-ROM designed by the software developer and an unauthorized reproduction. Thus, a software pirate who is attempting to copy a CD-ROM will be prevented from faithfully reproducing the software program. The Company's proposed solution involves modifications to the laser optics system of the CD-ROM mastering machine. This technology is intended to prevent the faithful reproduction of the CD-ROM itself, without reference to the data

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contained on  it. The  Company  expects to  commercially release  its  DiscGuard
CD-ROM product by the third quarter of 1997.

ADVANTAGES OF SOFTGUARD

     From an end-user's viewpoint, copy protection is not necessarily the most welcome feature in a software program. Many software development houses have elected to not include software protection with their software programs because end-users have encountered operational difficulties with, or have indicated an unwillingness to use, such software protection. The Company believes that its proposed SoftGuard products will address many of the operational difficulties previously encountered by end-users. Significant features of SoftGuard available to the end-user will include the following:

          Avoids the Inconvenience Associated with Hardware Components or Peripherals. Unlike most commercially available anti-copying solutions utilizing hardware peripherals such as dongles, SoftGuard is proposed to be a hardware-based solution in a software format that utilizes one diskette that is typically used by the end-user only once at the time of installation of the protected software onto the desired computer. Thereafter, the solution is entirely software based. With SoftGuard, the end-user avoids the inconvenience associated with hardware peripherals each time the software is accessed. This renders SoftGuard versatile and especially attractive for the growing number of laptop users.

          Transparent Safety Features. Upon installation by the legitimate end-user, the anti-copying features of SoftGuard are intended to integrate onto the operating system and will not require any subsequent end-user interaction. The software will be able to be accessed and used by the legitimate end-user without any inconvenient procedures or steps on the legitimate end-user's part. Accordingly, once the protected software program is installed utilizing the protection diskette, the SoftGuard safety features will be self-executing and transparent to the end-user.

          Competitive Pricing. Unlike most commercially available solutions utilizing dongles, where such peripherals need to be custom made, the protection diskettes are expected to be mass-produced, resulting in a cost savings to the software developer that can be passed onto the end-user.

          Anti-virus protection. Computer viruses typically attach themselves to executable files. Since SoftGuard protected executable files will be maintained in an encrypted format, a by-product of SoftGuard protection is that viruses will not be able to attach themselves to SoftGuard protected files.

          Authorized Transfers. Increasingly, end-users work outside of, or in addition to, the traditional office setting. If the software developer chooses, SoftGuard will be able to enable the legitimate end-user to perform an authorized install of the protected application on both the office-based unit and the additional portable or home-based unit, as needed. Authorization can thus be transferred using a built in utility to the unit where the end-user would like to work.

RESEARCH AND DEVELOPMENT

     The computer industry in general is characterized by rapid product changes resulting from new technological developments, performance improvements and lower production costs. The Company's research and development activities to date have focused on developing products responsive to perceived immediate demands in the market. The Company believes that its future growth in the software protection field, of which no assurance can be given, depends in large part on its ability to be an innovator in the development and application of its proprietary technology and know-how. The Company intends to work closely with software developers to determine their requirements and to design enhancements and new releases to meet their needs.

     The Company has a staff of six full-time and two part-time research and development personnel working on improvements and enhancements to current and anticipated products as well as developing new products for the software security industry. The Company has a policy of recruiting highly qualified technical personnel and anticipates expanding its research and development personnel in order to

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
maintain its technological expertise. The Company intends to capitalize on the highly-skilled pool of computer and engineering professionals in Israel in pursuing its product research and development efforts.

     Following the completion of this Offering, the Company intends to expand its research and development department into three groups: a research group, a development group and a quality assurance group. The Company anticipates hiring between 15 and 18 additional employees to staff these groups. The development team will be responsible for developing new products identified by the research group and the maintenance and enhancement of current products. The quality assurance group will be responsible for the quality of all products and customer support. See 'Business -- Customer Support' and 'Plan of Operation.'

     TTR Israel has received grants from the OCS aggregating approximately $97,500. Generally, grants from OCS constitute up to 50% of certain research and development expenses on the development of products intended for export. Under terms of the OCS's participation, a royalty of 3% of the net sales of products developed from a project funded by OCS must generally be paid, beginning with the commencement of sales of products developed with grant funds and ending when 150% of the grant is repaid. The terms of the Israeli government participation also require that the manufacture of products developed with government grants be forever performed in Israel, even after all of the required royalty payments are made, unless a special approval has been granted. Separate Government of Israel consent is required to transfer to third parties technologies developed through projects in which the OCS participates. The Company believes that these restrictions and obligations will not have a material adverse effect on the operations of the Company since the Company does not presently anticipate manufacturing its products outside of Israel or transferring technology developed by it to third parties. Further, such restrictions do not apply to exports from Israel of products developed with such technologies. Additionally, government consent to use less offensive third party manufacturing sites outside of Israel is not unreasonably withheld.

     The Company's research and development efforts are currently focused on the compatibility of its products with the most widely used software functioning on different platforms. From the date of inception through September 30, 1996, the Company has expended approximately $616,000 on its research and development activities including no expenses for the year ended December 31, 1994 and approximately $276,000 for the year ended December 31, 1995. The Company expects the level of its research and development expense to increase in the future. The Company has allocated approximately $615,000 of the net proceeds for research and development activities. See 'Use of Proceeds.'

SALES AND MARKETING


     The Company's objective is to make SoftGuard the market standard for software anti-copying protection. The Company has allocated approximately $473,000 of the net proceeds to be used to launch a marketing and distribution effort initially in Israel and North America with subsequent efforts in Europe and the Far East. See 'Use of Proceeds' and 'Risk Factors -- Limited Marketing Capability.'


     The Company currently employs one salesman to identify beta sites locally but anticipates expanding its sales and marketing personnel following the completion of this Offering. See 'Use of Proceeds.' Initially, the Company plans to open a North America sales office in Boston, Massachusetts by the second quarter of 1997. The Company is also considering future locations in Chicago, Illinois and Houston, Texas. The Company intends to center its marketing efforts around advertising and promotional campaigns designed to enhance brand name recognition. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Mr. Arik Shavit, the new Chief Executive Officer of TTR Israel, has extensive experience in the hi-tech marketing field and it is anticipated that Mr. Shavit will devote a significant amount of his business time to developing and implementing appropriate marketing strategies designed to expand recognition of the Company and its products. See 'Management.' Additionally, the Company has entered into an agreement with an independent marketing professional with experience in the introduction of new hi-tech products and concepts to the market. Management believes that utilizing the services of a market professional is instrumental in establishing strategic relationships with certain of the larger and internationally recognized software developers and distributors. However, no assurance can be given that such an agreement will result in strategic relationships with well-known software developers and distributors.

     The Company intends to establish a distribution network, although no assurance can be given, that will attempt to penetrate the relevant markets. The Company anticipates that its marketing strategy will include original equipment manufacturer ('OEM') arrangements with software vendors and distributors and direct sales over the Internet. The Company views the rapid penetration of the North American, European and Far Eastern markets as a key strategic element in the success of its business, and it intends to devote significant marketing efforts in these areas.

     The Company intends on selling the protection diskette to software developers or to their packagers who will include the protection diskette with their software program that is ultimately sold to the end-user. In addition, the Company will license its protection software to the developer. The Company will receive a licensing fee from the developer, which is expected to be determined on a case-by-case basis, dependent, among others, upon the retail price and the expected sales of the software.

     The Company has established an Internet web site whereby it will promote its proposed products electronically. The Company intends on using the site, at http:/www.ttr.co.il, to permit software houses to be able to download demonstration test versions of its proposed Remote Activation Center. See 'Business -- TTR Remote Activation Center for Internet (Electronic) Distribution.' Following the demonstration, the software developer will be able to contact the Company and obtain an authorization code if it wishes to purchase the product. The Company anticipates that electronic distribution will assume an increasingly larger role in the product distribution efforts of software developers. The Company plans on charging a fee to the software developer each time the Company's Internet server is contacted by the end-user as well as a license for including the Company's software protection in the downloaded software, similar to conventional SoftGuard.

     The Company's proposed DiscGuard CD-ROM protection technology, premised on distinguishing between authentic and replicated CD-ROMs, will involve changes to the circuitry controlling the laser writing of CDs on CD presses and recorders. There is no need, however, to open up CD presses physically to modify the circuitry. These machines are designed to accept 'plug-ins.' The Company is developing a black box (electronic circuit), although no assurance can be given, which can be attached to a CD press. The Company intends to license use of these black boxes to CD-ROM replicators. The replicator may then use the machines to produce either conventional or non-reproducible CDs for those clients requesting it. Clients of the replicators are expected to pay a premium for the non-reproducible CDs, a portion of which would go to the Company.

PRODUCTION AND SUPPLIES

     The Diskette Marking Machine, used to specially mark the protection diskettes used in SoftGuard, is specially made to the Company's order. Management estimates that each Diskette Marking Machine is capable of supporting the annual production, at full capacity, of 750,000 protection diskettes. The Company currently has one fully-operating Diskette Marking Machine, which it believes can meet its needs for a minimum of 12 months following the completion of this Offering. Although the Company does not have a written contract with Pylon Technologies Ltd., the manufacturer of its Diskette Marking Machine, the Company believes, based upon the experience of Management and the Company's working relationship with such manufacturer, that it will be able to have additional Diskette Marking Machines produced on an as needed basis. All of the sources and components used in the manufacture and assembly of the Diskette Marking Machine are obtainable from local sources, except for the laser device that specially marks each protection diskette. However, the Company believes that there are adequate alternative sources for such devices.

     The manufacture of the protection diskettes requires that standard commercially available diskettes, specially formatted, be physically altered by the Diskette Marking Machine to create the identification code from which the encryption is derived. The Company obtains the specially formatted diskettes from a local source, at an approximate cost to the Company of $.50 per formatted diskette. The Company does not regard any one supplier as essential to its operations, since equivalent

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
replacements for the diskettes are either available from one or more of the Company's other suppliers or are available from various other sources at competitive prices.

     The Company anticipates that it will be able to fill orders for its products within several hours to no longer than several weeks after receipt of a firm purchase order. Consequently, the Company believes that backlog will be kept at low levels as a result of the Company's ability to fill orders relatively quickly. Due to the nature of its intended sales and marketing efforts and the expected resulting close contact with the customer prior to the receipt of a purchase order, the Company anticipates being able to plan its production and component purchases in advance in order to enable it, although no assurance can be given, to deliver its products quickly after receipt of an order.

     The Company intends to manufacture in-house the black boxes for its proposed DiscGuard product. All of the sources and components used in the manufacture and assembly of the black boxes are obtainable from local sources. The Company currently does not have a written contract with any supplier of these parts; however, the Company believes that there are adequate alternative sources for each component.

CUSTOMER SUPPORT

     The Company believes that highly efficient, responsive and prompt customer service is essential for the Company's success in building and retaining customer confidence.

     Upon the commencement of commercialization of its proposed products, the Company anticipates maintaining an appropriately sized staff of customer service personnel, which will offer direct technical support. The Company anticipates that it will geographically disperse its support staff as needed. On a routine basis, the support staff will be expected to provide feed-back to the Company's research and development and marketing staffs. The Company intends to use a portion of the net proceeds of this Offering to increase its customer service capabilities.

COMPETITION

     The software protection industry is extremely competitive. The Company faces tough competition from companies that are more established, benefit from greater market recognition and have greater resources, financial and otherwise, than the Company. The Company's primary competitors are Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd., whom the Company believes to have the largest installed product base in the limited market that exists for software security products. Further, there can be no assurance that existing software companies will not enter the market in the future. Most of the software protection products distributed by each of these competitors utilize a hardware device such as a dongle. Although the Company believes that its proposed SoftGuard line of products will be favorably distinguishable from those of its competitors, there can be no assurance that the Company will be able to penetrate any of its competitor's portion of the market. See 'Risk Factors -- Competition.'

     The Company believes that its principal competitive advantages will be its ability to offer a relatively inexpensive and effective software-protection solution that does not utilize any hardware components (other than a protection diskette) such as a dongle, plug, key or similar device that is compatible with a wide variety of operating systems and platforms. The Company believes that its proposed products will provide an additional competitive advantage in that they are transparent to the end-user and do not interfere with the operation of the computer or the protected application. Additionally, the Company's expected ability to mass-produce the protection diskettes may provide it with an additional competitive advantage in that it is anticipated to significantly reduce the protected software's per-unit production costs. There can, however, be no assurance that the Company will be able to continue developing products with innovative features and functions, or that competitive pressures will not result in price reductions that could materially adversely affect the Company. See 'Risk Factors -- Competition.'

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
PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION


     The Company currently relies on a combination of trade secret, copyright and trademark law, as well as non-disclosure agreements and invention-assignment agreements, to establish and protect the technologies used in its proposed products and other proprietary information. In addition, the Company has filed patent applications in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan with respect to the technology underlying the imprinting of the protection diskettes to be used in SoftGuard and has filed a patent application in the United States for the technology underlying the proposed DiscGuard CD-ROM based protection and intends on filing additional applications in other countries. There can be no assurance that any patents will be granted or that the Company's proprietary technology will remain a secret or that others will not develop similar technology and use such technology to compete with the Company. See 'Risk Factors -- Uncertain Ability to Protect Patent-Pending Technology' and ' -- Legal Proceedings.'


     The Company is of the view that its software products are proprietary and are protected by copyright law, non-disclosure and secrecy agreements. The Company also relies on proprietary know-how and employs various methods, such as the proper labeling of confidential documents and non-disclosure agreements, to protect its processes, concepts, ideas and documentation associated with its proprietary products. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation.

     The Company believes that product recognition is an important competitive factor. Accordingly, the Company intends to promote the 'SoftGuard,' 'NetGuard,' 'Remote Activation Center' and 'DiscGuard' trademarks in connection with its marketing activities. The Company pursues the registration of its trademarks in the United States and (based upon anticipated use) internationally, and has applied for the registration of certain of its trademarks, including 'SoftGuard.' The Company intends on making additional applications for registration with respect to other marks. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) does not exist in one or more of such countries, in which case the Company might thereby be precluded from registering and/or using such mark in such country. The Company's use and registration rights with respect to any trademark does not ensure that the Company has superior rights to others that may register or use identical or similar marks on related goods and services. See 'Risk Factors -- Trademark Registration.'

CONDITIONS IN ISRAEL

     The following information is intended to advise prospective investors of certain conditions in Israel that could affect the Company.

POLITICAL CONDITIONS

     Since the establishment of the State of Israel in 1948, a state of hostility existed, varying as to degree, among Israel and various Arab countries. A peace agreement was signed between Israel and Egypt in 1979 and limited relations have been established. A peace treaty with the Hashemite Kingdom of Jordan was signed in 1995, ending the state of war along Israel's longest border.

     Since December 1987, civil unrest has existed in the territories which came under Israel's control in 1967. In April 1994, negotiations between Israel and the Palestine Liberation Organization resulted in the signing of an interim agreement to grant Palestinian Arabs limited autonomy in certain of the Territories administered by Israel. The interim agreement was followed by a series of agreements and understandings expanding the areas subject to autonomous administration. No prediction can be made as to whether a final resolution of the area's problems will be achieved, as to the nature of any such resolution or whether the civil unrest in the administered territories will continue and to what extent the unrest will have an adverse impact on Israel's economic development or on the operations of the Company in the future.

     All adult male permanent residents of Israel under the age of 51 are, unless exempt, obligated to perform up to 45 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Many of the male employees of the Company (including its President) are currently obligated to perform annual reserve duty. While the Company and its personnel have operated effectively under these requirements, no assessments can be made as to the full impact on the Company's work force or business if conditions should change and no prediction can be made as to the effect on the Company of any expansion or reduction of these obligations.

     Certain countries and companies participate in a boycott of Israeli companies and others doing business in Israel or with Israel companies. The Company, however, believes that the boycott will not have an material adverse impact on the Company's business.

ECONOMIC CONDITIONS

     Israel's economy has been subject to numerous de-stabilizing factors, including a period of rampant inflation in the early to mid 1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and associated reasons, the Israeli Government has intervened in sectors of the Israeli economy, employing among other means, fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates, and has frequently reversed or modified its policies in all these areas. The New Israeli Shekel ('NIS') is linked to a weighted basket of major currencies, of which the US Dollar constitutes 50%. Periodically, the central Bank of Israel resets the target exchange rate of the NIS in relation to the currency basket, and allows the actual exchange rate to float within a range of 5% of the target rate.

     Israel has recently experience a wave of immigration from the former Soviet Union and its satellite countries. Almost 600,000 new immigrants have arrived since 1989. The rate of recent immigration, however, has declined dramatically. If immigration were to resume to its former levels, increased strains on government services, economic development and resources could be expected. Notwithstanding, it could be expected that such increased immigration would also result in an increase in the highly-skilled labor pool.

TRADE AGREEMENTS

     Israel is a member of the United Nations, the international Monetary Fund, the International Bank for Reconstruction & Development and the International Finance Corporation. Israel is a signatory to the General Agreement on Tariffs and Trade, which provides for reciprocal lowering of trade barriers among its members.

     Israel became associated with the European Union by an agreement concluded in 1975 which confers certain advantages with respect to Israeli exports to most of the European countries and obliges Israel to lower its tariffs with respect to imports from those countries over a number of years.

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area, which is intended to ultimately eliminate all tariff and certain non-tariff trade between the two countries. Under the Agreement, most products received immediate duty free status in 1985, staged reductions are taking place on others and reductions on tariffs relative to a third category may be accelerated prior to 1995, by which all tariffs are to be eliminated.

PROPERTIES

     The Company, through TTR Israel, currently leases approximately 4,860 square feet for its executive offices, research and production facilities in Kfar Saba, Israel at a monthly rental of approximately $4,025 pursuant to a three-year lease expiring in May 1999, subject to two optional annual renewals through May 2001.

EMPLOYEES

     The Company presently has ten full-time employees, of whom six were employed in research and development, one in sales, two in management and one in administration. In addition, the Company employs an electrical engineer and a quality assurance engineer as consultants on an as needed per project basis.

LEGAL PROCEEDINGS

     The Company is not a party to any material litigation and is not aware of any pending or threatened litigation; except as follows:

     On October 31, 1996, the Company received a letter from attorneys representing Smart Chip Group USA ('Smart Chip') in Israel relating to allegations that the Company was infringing certain proprietary rights of Smart Chip and/or its affiliates. Specifically, Smart Chip alleged that the technologies comprising the Company's proposed products use or are derived from technologies developed by Dr. Baruch Sollish, the Company's Vice President -- Product Research and Development, as part of his prior consulting services provided to Smart Chip. The Company has denied these allegations. Management believes that the allegations are without merit and intends, should it become necessary, to vigorously defend against those claims. However, there can be no assurance that the Company will be successful in defending against such claims. See 'Risk Factors -- Uncertain Ability to Protect Patent-Pending Technology.'

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers and Directors of the Company are as follows:

              NAME                 AGE                                   POSITION
--------------------------------   ---   -------------------------------------------------------------------------

Marc D. Tokayer.................   40    Chairman of  the  Board,  President  and  Treasurer;  and  President  and
                                           Director of TTR Israel
Baruch Sollish..................   50    Director,   Vice  President  --  Product  Research  and  Development  and
                                           Secretary;  and  Director  of  Product  Research  and  Development  and
                                           Director of TTR Israel
Arik Shavit.....................   47    Director  and Vice President; and Chief Executive Officer and Director of
                                           TTR Israel

     Marc D. Tokayer is the founder of the Company and has been Chairman of the Board of Directors, President and Treasurer of the Company since its inception in July 1994 and Chairman of the Board of Directors, President and Chief Executive Officer of TTR Israel since its inception in December 1994. From September 1992 until he joined the Company, Mr. Tokayer worked as an independent consultant primarily in the areas of business applications. From October 1990 through August 1992, Mr. Tokayer was employed by Yael Ltd., a software company, where he managed the development of the Central Inventory Control System.

     Baruch Sollish, Ph.D. has been a Director of the Company and the Manager of Product Research and Development for TTR Israel since December 1994. He was elected the Vice President -- Product Research and Development and Secretary of the Company in September 1996. Dr. Sollish created the core technology that makes up the SoftGuard protection process. Prior to joining the Company, from June 1987 through December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish holds six United States Patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively.

     Arik Shavit has been a Director and Vice President of the Company and the Chief Executive Officer of TTR Israel since September 1996. Prior thereto, Mr. Shavit was a Manager of Business Development, Smart Card Services at IBM Israel Ltd., where he had held this position since August 1994. From August 1990 through July 1994, Mr. Shavit founded and managed Silvaco (Israel) Ltd., an Israeli subsidiary of SILVACO International, Inc., a California based software company which develops state-of-the-art computer aided engineering (CAE) Software Applications and provided development, marketing and support services. Mr. Shavit also served as Corporate Vice-President and Director of the United States company.

     In accordance with the by-laws of the Company, the number of directors of the Company shall be three, unless such number is increased or decreased by a vote of the majority of the outstanding shares of the Company. The Company currently has three directors, Messrs. Tokayer, Sollish and Shavit. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently receive no cash compensation for serving on the Board of Directors. The Representative has the right during the five-year period following the date of this Prospectus, in its sole discretion, to designate two persons for the election as directors, or alternatively to designate two individuals to serve as non-voting advisors to the Company's Board of Directors. The Representative has no intention to select either designee in the immediate future. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during Fiscal 1996, Fiscal 1995 and Fiscal 1994 by the Company's President and Vice President -- Research and Development. No executive officers received compensation in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                            ANNUAL COMPENSATION
                                                -------------------------------------------
                                                                               OTHER ANNUAL
    NAME AND PRINCIPAL POSITION                                                COMPENSATION
             (1)(2)(3)                YEAR       SALARY ($)      BONUS ($)         ($)
                (a)                    (b)          (c)             (d)            (e)
-----------------------------------  -------    ------------    -----------    ------------

Marc D. Tokayer ...................    1996       $ 60,000            0          (1)
  Chairman, President and CEO          1995       $ 60,000            0          (1)
                                       1994       $ 60,000            0          (1)
Baruch Sollish ....................    1996       $ 65,000            0          (1)
  Vice President - Research and        1995       $ 60,000            0          (1)
  Development                          1994            n/a          n/a             n/a

                                                 LONG-TERM COMPENSATION
                                   --------------------------------------------------

                                           AWARDS                     PAYOUTS
                                   -----------------------    -----------------------
                                   RESTRICTED   SECURITIES
                                     STOCK      UNDERLYING     LTIP       ALL OTHER
    NAME AND PRINCIPAL POSITION     AWARD(s)     OPTIONS/     PAYOUTS    COMPENSATION
             (1)(2)(3)                ($)        SARS (#)       ($)          ($)
                (a)                   (f)          (g)          (h)          (i)
---------------------------------------------   ----------    -------    ------------
Marc D. Tokayer ...................       0           0           0             0
  Chairman, President and CEO             0           0           0             0
                                          0           0           0             0
Baruch Sollish ....................       0           0           0             0
  Vice President - Research and           0           0           0             0
  Development                           n/a         n/a         n/a           n/a

------------

(1) The above compensation figures do not include the cost to the Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business, all of which in the aggregate does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus.

(2) See 'Employment Arrangements' for a description of Marc D. Tokayer's employment agreement as President of TTR Israel and Baruch Sollish's employment agreement as Director of Product Research & Development of TTR Israel.

(3) Mr. Tokayer's compensation commenced effectively on October 15, 1994. Dr. Sollish's compensation commenced effectively on January 1, 1995. Arik Shavit assumed the position of Chief Executive Officer of TTR Israel in September 1996 pursuant to an employment agreement more fully described in 'Employment Arrangements.'

                            ------------------------
     The Company did not grant any options in the last three fiscal years to any of its executive officers. The Company does not have any long-term incentive plans for compensating its executive officers.

EMPLOYMENT ARRANGEMENTS

     TTR Israel has entered into an employment agreement with Marc Tokayer, pursuant to which Mr. Tokayer is employed as the President and General Manager for a term of three years commencing in August 1994. Pursuant to the employment agreement, Mr. Tokayer will devote his full business time in consideration of a monthly salary of $5,000, subject to adjustment. If Mr. Tokayer is terminated without cause, as defined in the agreement, then he shall be entitled to continue to receive his salary and benefits for an additional 12 months subject to certain limitations.

     TTR Israel has entered into an employment agreement with Baruch Sollish, pursuant to which Dr. Sollish is employed as the Director of Product Research & Development for a term of one year commencing in December 1995 and renewed for an additional year. Pursuant to the employment agreement, Dr. Sollish will devote his full business time in consideration of a monthly salary of $5,000 plus incentive compensation, payable quarterly, equal to one (1%) percent of the initial $1,000,000 of gross receipts from the sale of certain products of the Company (including SoftGuard), and two (2%) percent for gross receipts in excess of such amount. If Dr. Sollish is terminated without cause, as defined in the agreement, then such incentive compensation shall convert to royalty payments under certain circumstances.

     TTR Israel has entered into an employment agreement with Arik Shavit, pursuant to which Mr. Shavit shall be employed as the Chief Executive Officer for a term of three years commencing in September 1996. Pursuant to the employment agreement, Mr. Shavit will devote his full business time in consideration of a monthly salary of $8,334, subject to adjustment. Pursuant to the employment agreement, Mr. Shavit will be issued warrants to purchase an aggregate of 217,473 shares of Common Stock upon the date of this Prospectus. The warrants are exercisable at $.01 per share until September 2002, subject to a four-year vesting schedule, whereby the first 72,491 warrants are not exercisable until

September 1997, 48,328 in September 1998, 48,327 in September 1999 and 48,327 in September 2000. See 'Certain Transactions.'

EMPLOYEE BENEFIT PLANS

1996 STOCK OPTION PLAN

     In June 1996, the Board of Directors adopted, subject to stockholder approval, the Company's Incentive & Non-Qualified Stock Option Plan (the '1996 Plan'). The 1996 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 450,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1996 Plan. The 1996 Plan is administered by the Board of Directors or a committee of the Board of Directors (the 'Compensation Committee') whose members are not entitled to receive options under the Plan (excluding options granted exclusively for directors fees). The Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may or may not be 'incentive stock options' as defined in Section 422 of the Internal Revenue Code ('Incentive Options') depending upon the terms established by the Compensation Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     As of the date of this Prospectus, the Company has granted to a former director of the Company options exercisable for a period of four and one-half years to purchase an aggregate of 5,000 shares of Common Stock, at an exercise price of $6.00 per share.

INDEMNIFICATION

     Pursuant to the Company's Certificate of Incorporation and By-laws, officers and directors of the Company shall be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors. Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act. The Company and the Representative have agreed to indemnify each other (including officers and directors) against certain liabilities, including liabilities under the Securities Act. See 'Underwriting.' Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of the date of this Prospectus and as adjusted to reflect the sale of 800,000 shares of Common Stock offered by the Company hereby (but not the repurchase of 135,000 Bridge Shares), certain information, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group:


                                                                                                  PERCENTAGE OF
                                                                                                OUTSTANDING SHARES
                                                                             AMOUNT AND              OWNED
                                                                             NATURE OF      --------------------------
                            NAME AND ADDRESS                                 BENEFICIAL       BEFORE          AFTER
                         OF BENEFICIAL OWNER(1)                             OWNERSHIP(2)    OFFERING(3)    OFFERING(4)
-------------------------------------------------------------------------   ------------    -----------    -----------

Marc D. Tokayer(5).......................................................      753,547          31.1%          23.3%
Baruch Sollish...........................................................      100,000           4.1            3.1
Arik Shavit(6)...........................................................            0             0              0
Canova Finance Inc.(7)...................................................      639,375          22.7           17.7
Etilon Trading Ltd.(8)...................................................      639,375          22.7           17.7
Joe Ohayon(9)............................................................      253,275           9.8            7.5
Chana Sasha Foundation Inc.(10)..........................................      167,975           6.7            5.1
All directors and executive officers as a group (3 persons)(5)(6)........      853,547          35.2           26.5

------------

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o TTR Inc., 2 Hanagar Street, Kfar Saba, ISRAEL 44425.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (3) Based on 2,424,548 shares outstanding (excluding 1,000,000 Escrow Shares).


 (4) Based on 3,224,548 shares outstanding (excluding 1,000,000 Escrow Shares and without giving effect to the repurchase of 135,000 Bridge Shares), including 800,000 shares of Common Stock offered by the Company hereby.


 (5) Includes 384,274 shares held by the Tokayer Family Trust (the 'Trust'). The wife of Mr. Tokayer is the Trustee for the Trust, and the income beneficiaries of the Trust are Mr. Tokayer's children. Mr. Tokayer does not have or share any voting power or investment power with respect to securities held by the Trust, and accordingly, disclaims beneficial ownership of all such securities. After the Offering, the Trust may be deemed to own 11.9% of the outstanding shares of Common Stock.

     The amount of beneficial ownership for Mr. Tokayer excludes 269,274 Escrow Shares in the name of Mr. Tokayer and 730,726 Escrow Shares in the name of the Trust. Including the Escrow Shares would increase Mr. Tokayer's percentage of outstanding shares owned before and after the Offering to 51.2% and 41.5%, respectively. See 'Principal Stockholders -- Escrow Shares.'

     See 'Principal Stockholders -- Voting Arrangements' for a description of a voting arrangement entered into among Mr. Tokayer, the Trust, Dr. Sollish and four other stockholders with an aggregate of 1,137,430 shares of Common Stock (35.3% after the Offering) whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Excludes 217,473 shares issuable upon exercise of a like number of warrants to be issued upon the date of this Prospectus, which will not be immediately exercisable. See 'Management -- Employment Arrangement' and 'Certain Transactions.'

 (7) Includes 387,500 shares issuable upon exercise of a like number of warrants. The address of Canova Finance Inc. is 3 New Burlington Street, London WIX 1FE United Kingdom and its principals are Mariana Hubli and Angela Sanchez.

 (8) Includes 387,500 shares issuable upon exercise of a like number of warrants. The address of Etilon Trading Limited is 4, Lower Hatch Street, Dublin 2, Republic of Ireland and its principals are James Graffick, Simon Elmont and Gilles Corset.

 (9) Includes 153,500 shares issuable upon exercise of a like number of warrants.

(10) Includes 71,500 shares issuable upon exercise of a like number of warrants. Chana Sasha Foundation, Inc. is a charitable foundation managed by Morris Wolfson and Ariel Wolfson, whose address is 1 State Street Plaza, New York, NY 10004.

                            ------------------------

     By virtue of his ownership of Common Stock and position with the Company, Marc D. Tokayer may be deemed a 'parent' and 'founder' of the Company as such terms are defined under the Federal securities laws.

ESCROW SHARES

     The 1,000,000 Escrow Shares are not assignable or transferable. The Escrow Shares were deposited in escrow pursuant to an Escrow Agreement by and among the Company, Mark D. Tokayer (269,274 shares), the Trust (730,726 shares) and Aboudi & Brounstein Trustees Ltd. (the 'Escrow Agent') dated as of January 8, 1995 (the 'Escrow Agreement'). The Escrow Shares will be released from escrow, on a pro rata basis, unless otherwise agreed to by the Representative, if one or more of the following conditions are met:

          (a) 250,000 Escrow Shares (67,319 shares to Mr. Tokayer and 182,681 shares to the Trust) shall be released if (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the 'Minimum Pretax Income') amounts to at least $1,800,000 for the fiscal year ending December 31, 1997; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $15.00 per share for 30 consecutive business days during the 12 month period commencing on the date of this Prospectus;

          (b) 300,000 Escrow Shares (80,782 shares to Mr. Tokayer and 219,218 shares to the Trust) shall be released if (i) the Company's Minimum Pretax Income amounts to at least $4,000,000 for the fiscal year ending December 31, 1998; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $20.00 per share for 30 consecutive business days during the 12 month period commencing 12 months from the date of this Prospectus;

          (c) 450,000 Escrow Shares (121,173 shares to Mr. Tokayer and 328,827 shares to the Trust) shall be released if (i) the Company's Minimum Pretax Income amounts to at least $6,000,000 for the fiscal year ending December 31, 1999; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $25.00 per share for 30 consecutive business days during the 12 month period commencing 24 months from the date of this Prospectus;

          (d) During the periods specified in (a), (b) or (c) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (a), (b) or (c), respectively, equals or exceeds the applicable levels set forth in (a), (b) or (c), respectively, then such respective amount of Escrow Shares shall be released.

          (e) Notwithstanding the conditions of release specified in (a), (b) and (c) above, all remaining Escrow Shares not otherwise released or cancelled and contributed to the capital of the Company shall be released as of the date on which (i) the Underwriters and their customers own less than 20% of the public float of the Common Stock or (ii) if none of the Underwriters have made the high Bid Price on the Common Stock for 50 consecutive business days.

     The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusively of any extraordinary earnings including, but not limited to, any charge to income resulting from release of the Escrow Shares and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of this Offering. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Pursuant to the Escrow Agreement, any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow by the Escrow Agent until release of the Escrow Shares. During the time the Escrow Shares are held in escrow, the Escrow Agent will vote the Escorw Shares in the same manner as the majority of all other shares of the Company's outstanding Common Stock is voted. If the applicable Minimum Pretax Income, the Bid Price or alternative tests set forth above have not been met by March 31 of the following fiscal year, then the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release, if any, of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. See 'Plan of Operation,' 'Risk Factors -- Charge to Earnings in the Event of Release of Escrow Shares' and Note 11 of Notes to Financial Statements.

     The Minimum Pretax Income and Bid Price levels set forth above were determined by negotiation between the Company and the Representative and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

VOTING ARRANGEMENTS

     Marc D. Tokayer, Chairman of the Board, the Tokayer Family Trust, Baruch Sollish, Director and four other stockholders with an aggregate of 1,137,430 shares of Common Stock (35.3% after the Offering), have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. See 'Risk Factors -- Control by Management and Current Stockholders.'

                              CERTAIN TRANSACTIONS

     In July 1994, the Company sold 1,200,000 shares of its Common Stock to Marc
D. Tokayer, Chairman of the Board of Directors of the Company. Mr. Tokayer subsequently contributed 561,453 shares to the Company which were immediately cancelled by the Company and deposited 269,274 shares into escrow. The shares were issued in consideration of services performed and Mr. Tokayer's shares of Common Stock of TBR Systems Inc. ('TBR') (representing approximately 22% of the then issued equity of TBR), in the aggregate valued at $1,200 ($.001 per share) (ascribing no value to the shares of TBR). In August 1994, the Company sold 1,200,000 shares of its Common Stock to the Trust, which may be deemed an affiliate of the Issuer, in consideration of $25,000. The Trust subsequently transferred 85,000 shares to an unaffiliated third party in exchange for services and deposited 730,726 shares into escrow. See 'Principal Stockholders.'

     TTR Inc. retained Shane, Alexander, Unterburgher Securities, Inc. ('SAU') to assist it in the establishment of a United States-based sales and representative office at a fee of $7,900 per month and the issuance of warrants for 185,000 shares of Common Stock for the period from November 1, 1994 through December 31, 1995. SAU subsequently transferred the warrants to non-affiliated third parties, and the shares of Common Stock issuable upon exercise of such warrants are included in the Selling Securityholders Offering. See 'Selling Securityholders' Offering.'

     In November 1994, the Company loaned SAU $256,000, which was repaid in its entirety in 1995. The terms of the loan included an interest rate of 8% per annum, with principal and interest payable by December 31, 1995.

     In January 1995, TTR Israel acquired the technology underlying certain of the features of SoftGuard from Rina Marketing R&D Ltd., an Israeli software company ('Rina'). Until December 1994, Dr. Baruch Sollish, a director of the Company, was affiliated with Rina. Dr. Sollish was responsible for developing the technology purchased by the Company from Rina. In consideration of the purchase of such technology, the Company paid to Rina at closing $50,000. Following purchase of the technology, the Company developed, enhanced and added to such technology to develop the SoftGuard line of products.

     In January 1996, the Company sold 50,000 shares of its Common Stock to Chana Sasha Foundation, Inc. ('CSF') for $100,000. In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock to Canova Finance Inc. (251,875 shares and 387,500 warrants), Etilon Trading Ltd. (251,875 shares and 387,500 warrants), Joe Ohayon (99,775 shares and 153,500 warrants) and CSF (46,475 shares and 71,500 warrants) for an aggregate purchase price of $200,000, including $10,000 ascribed to the warrants. The warrants are exercisable at $7.00 per share. See 'Description of Securities -- Prior Financings.'

     In September 1996, the Company agreed to issue upon the date of this Prospectus 217,473 warrants to Arik Shavit, a director of the Company, pursuant to his employment agreement with TTR Israel as its Chief Executive Officer. The warrants are exercisable at $.01 per share until September 2002 subject to a four-year vesting schedule, whereby the first 72,491 warrants are not exercisable until September 1997. See 'Management -- Employment Arrangements.'

     For information concerning employment and consulting agreements with, and compensation of, the Company's executive officers and directors, see 'Management -- Executive Compensation; Employment Arrangements; and Employee Benefit Plans.' See 'Principal Stockholders -- Voting Arrangements' for a description of a voting arrangement to be entered into among certain members of Management and other stockholders.

     The Company believes that the terms of each of the foregoing transactions and those which will exist after the consummation of the Offering are no less favorable to the Company than could have been obtained from non-affiliated third parties, although no independent appraisals were obtained. In the future, all transactions between the Company and its affiliates will also be on terms which the Company believes will continue to be no less favorable to the Company than the Company could obtain from non-affiliated parties.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share, of which 2,424,548 shares (assuming the pro forma exercise of 374,548 warrants into 374,548 shares of Common Stock and excluding 1,000,000 Escrow Shares) are currently outstanding and held of record by approximately 60 holders. See 'Description of Securities -- Prior Financings' for a description of the 374,548 warrants and 'Principal Stockholders -- Escrow Shares' for a description of the Escrow Shares. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of Common Stock. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation, dissolution or winding up. The holders of shares of Common Stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of Common Stock are able to elect all directors. After the completion of this Offering, the officers and directors of the Company will be entitled to vote 26.5% of the shares of Common Stock. Marc D. Tokayer, Chairman of the Board, the Trust, Baruch Sollish, Director and four other stockholders with an aggregate of 1,137,430 shares of Common Stock (35.3% after the Offering) have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. Accordingly, in all likelihood they will be able to elect all of the Company's directors. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and non-assessable.

PRIOR FINANCINGS

     From November 1994 through July 1995, the Company consummated a private placement to 26 accredited investors of two-year 10% promissory notes aggregating approximately $1,041,000 (the '1995 Debt Financing'). In November 1996, a total of $392,500 of such notes plus accrued interest thereon of $78,500 became due and payable. In November 1996, the holders of $441,000 note principal and interest of such notes extended the due date of the notes to March 31, 1997. In connection with the Debt Financing, the Company issued warrants (the 'Debt Financing Warrants') to the noteholders to purchase up to a total of 174,548 shares of Common Stock for $.01 per share. The 174,548 shares of Common Stock issuable upon exercise of the Debt Financing Warrants are included in the Selling Securityholders Offering. The 1995 Debt Financing will be repaid from the proceeds of this Offering as the promissory notes become due and payable, or sooner at the discretion of the Company. See 'Use of Proceeds.' The proceeds from the 1995 Debt Financing were used for the initial activities of the Company, including recruitment of personnel, acquisition of equipment and office premises, and for general corporate purposes. Also in connection with the 1995 Debt Financing, the Company paid commissions and non-accountable expense allowances in the aggregate amount of approximately $146,000 to SAU. See 'Plan of Operation,' 'Selling Securityholders Offering' and 'Principal Stockholders.'

     In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock to four sophisticated investors for an aggregate purchase price of $200,000 (the 'Equity Financing'). The securities issued in connection with the Equity Financing are included in the Selling Securityholders Offering. The proceeds from the Equity Financing were used for product development and for general corporate purposes. See 'Selling Securityholders Offering.'


     In June 1996, the Company issued in a private placement to six accredited investors (including five limited partners of the Representative (the 'Limited Partners')) one-year 10% promissory notes in the aggregate amount of $500,000 (the 'Bridge Financing'). By its terms, the Bridge Financing must be repaid from the proceeds of this Offering. See 'Use of Proceeds.' The net proceeds to the Company of the Bridge Financing were approximately $423,000 after deducting related placement expenses. The proceeds were used for product development and working capital purposes. In connection with the Bridge Financing, the Company issued an aggregate of 150,000 shares of Common Stock. In February 1997, the Company agreed to repurchase from the Limited Partners, subject to the completion of this offering, an aggregate of 135,000 shares of Common Stock for $67,500 payable on the closing date of this Offering. The remaining 15,000 shares of Common Stock issued in connection with the Bridge Financing are included in the Selling Securityholders Offering. Also in connection with the
Bridge Financing, the Company paid commissions and non-accountable expense allowances in the aggregate amount of approximately $55,000 to the Representative. See 'Use of Proceeds' and 'Selling Securityholders Offering.'

LIMITATIONS UPON TRANSACTIONS WITH 'INTERESTED STOCKHOLDERS'

     Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A 'business combination' includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An 'interested stockholder' is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock. The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and By-laws do not currently contain any provisions electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

     The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants is North American Transfer Co., 147 W. Merrick Road, Freeport, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have 3,224,548 shares of Common Stock outstanding (without giving effect to the repurchase of 135,000 Bridge Shares). Of the Common Stock to be issued and outstanding after the Offering, an aggregate of 2,074,548 shares of Common Stock, consisting of the 800,000 shares of Common Stock sold in the Offering and the 1,139,548 shares of Common Stock (all of which shares will be subject to a lock-up agreement as described below) being offered by the Selling Securityholders will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an 'affiliate' of the Company within the meaning of Rule 144 under the Securities Act ('Rule 144'). The remaining 1,150,000 shares of Common Stock are 'restricted securities,' as that term is defined under Rule 144, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Approximately 653,547 of such shares will be eligible for sale under Rule 144 commencing 90 days after the consummation of the Offering; however, all of such shares will be subject to the following lock-up agreement. The Company's officers, directors, stockholders each beneficially owning 5% or more of the Common Stock, all Selling Securityholders (except for a certain selling stockholder who has agreed to lock-up his 15,000 shares for a period of 18 months) and certain other stockholders (covering an aggregate of approximately 2,214,548 shares excluding 60,000 shares included in the Over-allotment Option) have agreed, for a period of 24 months from the date of this Prospectus, not to sell or otherwise dispose of any securities of the Company, without the prior written consent of the Representative.


     In general, under Rule 144, as currently in effect, a person, including an 'affiliate' of the Company as defined under the Securities Act, (or persons whose shares are aggregated), who for at least two years has beneficially owned restricted securities acquired directly or indirectly from the Company or an affiliate of the Company in a private transaction, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the day notice is given to the Securities and Exchange Commission with respect to such sale. A person (or persons whose shares are aggregated) who is not an affiliate and has not been an affiliate of the Company at any time during the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares pursuant to subparagraph (k) of Rule 144 without regard to the volume limitations described above.

     Prior to this Offering, there has been no public trading market for the Common Stock, and there can be no assurance that a regular trading market will develop after the Offering, or that if developed it will be sustained. In addition, no prediction can be made as to the effect, if any, that market sales of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

     Rule 701 under the Securities Act provides that, beginning 90 days after the date of this Prospectus, shares of Common Stock acquired on the exercise of outstanding options may be resold by persons other than affiliates subject only to the manner of sale provisions of Rule 144, and by affiliates subject to all provisions of Rule 144 except its two-year minimum holding period. The Company intends to file a registration statement under the Securities Act (on Form S-8 or any successor form) to register the shares of Common Stock issued and reserved for issuance in compensatory arrangements and under its stock plan. Registration would permit the resale of such shares by non-affiliates in the public market without restriction under the Securities Act.

REGISTRATION RIGHTS


     The holders of 665,000 shares of Common Stock, 374,548 shares of Common Stock of the Company issuable upon exercise of warrants at an exercise price of $.01 per share and 1,000,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $7.00 per share have been granted certain incidental and/or demand registration rights. These securities were purchased in private transactions with the Company in November 1994 through July 1995, April 1996 and June 1996. The piggyback registration rights do not apply to registrations relating to initial public offerings, mergers, acquisitions or pursuant to Form S-8 (or any successor form). Notwithstanding, all of such shares of Common Stock, except for 1,000,000 shares issuable upon exercise of warrants; are included in the Selling Securityholders' Offering.


                                  UNDERWRITING

     Subject to the terms of the Underwriting Agreement, the Underwriters, severally and not jointly, have agreed to purchase from the Company, 800,000 shares of Common Stock, as follows:

                                       NAME                                           SHARES
                                       ----                                           ------

First Metropolitan Securities, Inc. ...............................................





                                                                                      -------
          Total....................................................................   800,000
                                                                                      -------
                                                                                      -------

     The   Underwriting  Agreement   provides  that   the  obligations   of  the
Underwriters are subject to certain conditions precedent. The Underwriters are committed to purchase all of the securities offered hereby on a 'firm commitment' basis, if any are purchased.

     The Underwriters have advised the Company that they propose to initially offer the Common Stock to the public at the prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in
excess of $     per share of Common Stock.

     Neither the Company nor any of its officers, directors, affiliates and associates will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Company's Securities. Furthermore, no promoter or anyone acting at the direction of the Company's officers, directors, affiliates, associates or promoters will engage in such activities.

     There are no current or future plans, proposals, arrangements or understandings of the Representative or any of the Underwriters, or known to the Representative or any of the Underwriters, with respect to engaging in any transactions with the Selling Securityholders.

     The Company and the Trust, which may be deemed an affiliate of the Company, have granted to the Underwriters an option, exercisable during the 45 calendar day period after the closing of the Offering, to purchase from the Company at the initial public offering price less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 120,000 shares of Common Stock (on a pro rata basis) for the sole purpose to cover over-allotments, if any.

     The Company has agreed that it will not issue any other securities (except with respect to the shares of Common Stock issuable upon the exercise of outstanding options or warrants, pursuant to the 1996 Plan, or the Representative's Warrants) for three years from the Effective Date without the prior written consent of the Representative. The Company has agreed to pay to the Representative a non-accountable expense allowance of 3% of the gross proceeds of this Offering, of which $50,000 has been paid by the Company as of the date of this Prospectus. Further, the Company has agreed to reimburse the Representative for certain accountable expenses relating to this Offering.

     The Representative has informed the Company that no shares of Common Stock offered hereby will be issued to discretionary accounts.

     The Representative acted as Placement Agent for the Bridge Financing in June 1996 for which it received a Placement Agent fee and a non-accountable expense allowance of approximately $55,000.


     Each of the Company's stockholders who beneficially own more than five (5%) percent of the Company's outstanding Common Stock, or warrants or options to purchase Common Stock or other securities convertible into Common Stock, the Selling Securityholders (except for a certain Selling Securityholder who has agreed to lock-up his 15,000 shares, for a period of 18 months) and certain other stockholders, and each officer and director of the Company or relative of such officer or director have agreed not to sell or otherwise dispose of any of their Common Stock (covering an aggregate of approximately 2,214,548 shares, excluding 60,000 shares included in the Over-allotment Option) or other securities of the Company owned directly or indirectly by him or beneficially by him on the date of this Prospectus for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative, which consent may be granted prior to the expiration of the lock-up period, but not prior to the exercise or expiration of the Over-allotment Option. The Representative has no present intention to waive or shorten the lock-up agreements. Notwithstanding these lock-up agreements, such persons may make private transfers, provided that the transferees agree to be bound by the same restrictions. An appropriate legend will be marked on the face of certificates representing all such securities.


     The Company has agreed, if required by the Representative at any time within the five years commencing in fiscal 1996, to designate two individuals to serve as non-voting advisors to the Company's Board of Directors. The Representative's designees will receive the same compensation, if any, for such service as other non-officer directors. In lieu of the Representative's right to designate the non-voting advisors, the Representative shall have the right during such five-year period, in its sole discretion, to designate two persons for election as directors of the Company. The Representative has advised the Company that it has no intention to select its designees as non-voting advisors or directors in the immediate future. If and when the Representative designates such persons to serve as directors of the Company, those individuals may be associated persons of the Representative who may have conflicting obligations to the Company and the Representative when serving on the Board of Directors.

The Company will utilize its best efforts to obtain the election of such persons, each of whom shall be entitled to receive the same compensation, expense reimbursements and other benefits as any other director. See 'Risk Factors -- Possible Conflicts of Directors.'


     The Company has also agreed to retain the Representative, pursuant to a consulting agreement (the 'Consulting Agreement'), as the Company's management and financial consultants for the two-year period commencing at or prior to the closing of this Offering, for an annual rate of $60,000 payable in advance on the Closing of this Offering. Pursuant to the Consulting Agreement, the Representative will render certain financial advisory and investment banking services to the Company, including advice as to the Company's financial public relations, internal operations, corporate finance matters, and other related matters. As part of the Consulting Agreement, the Company has agreed, for a period of three years following the Effective Date, to pay the Representative a cash finder's fee of (i) five percent of the first $1,000,000; (ii) four percent of the second $1,000,000; (iii) three percent of the third $1,000,000; and (iv) two percent of any consideration over $4,000,000 upon the completion of any transaction in which the Representative was responsible for introducing a merger or acquisition candidate to the Company. Notwithstanding, the Representative has no current plans, proposals, arrangements or understandings with respect to introducing a merger or acquisition candidate to the Company.



     In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company 80,000 shares of Common Stock at 160% of the offering price (the 'Representative's Warrants'). The shares of Common Stock issuable upon exercise of the Representative's Warrants will be identical to the securities offered hereby. The Representative's Warrants contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events.


     The Representative's Warrants will be nontransferable for a period of one year from the date of this Prospectus except to officers of the Representative, other underwriters, selected dealers, or their respective officers or partners. The holders of the Representative's Warrants will have no voting, dividend or other rights of stockholders of the Company until such time as the Representative's Warrants are exercised.

     At the request of a majority of the holders of the Representative's Warrants and/or underlying securities during the five-year period commencing one year after the date of this Prospectus, the Company has agreed to file, at its expense and on one occasion, and to use its best efforts to cause to become effective, a new registration statement or prospectus required to permit the public sale of the securities underlying the Representative's Warrants. In addition, if at any time during the six-year period commencing one year after the date of this Prospectus, the Company registers any of its securities or exempts such securities from registration under the provisions of Regulation A or any equivalent thereto, the holders of the Representative's Warrants will have the right, subject to certain conditions, to include in such registration statement at the Company's expense, all or any part of the securities underlying the Representative's Warrants.

     A new registration statement will be required to be filed and declared effective before distribution to the public of the securities underlying the Representative's Warrants. The Company will be responsible for the cost of preparing such a registration statement.

     During the term of the Representative's Warrants, the holders of the Representative's Warrants are given the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Representative's Warrants are exercised, dilution of the interests of the Company's stockholders will occur. The Representative and its transferees may be deemed to be 'underwriters' under the Securities Act with respect to the sale of the Common Stock to be received upon exercise of the Representative's Warrants, and any profit realized upon such sale may be deemed to be additional underwriting compensation. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holder of the Representative's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Representative's Warrants.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement of which this

Prospectus forms a part, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

     The foregoing is a summary of the principal terms of the Underwriting Agreement, the Representative's Warrants and the Consulting Agreement and does not purport to be complete. Reference is made to the copies of the Underwriting Agreement, the Representative's Warrants Agreement and the Consulting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     First Metropolitan Securities, Inc. commenced operations in November 1995, and has acted as an underwriter of only one public offering of securities. First Metropolitan's lack of experience may have an adverse impact on the development of a trading market for the Company's securities following this Offering. See 'Risk Factors -- Lack of Experience of the Representative.'

     Prior to this Offering, no public market exists for the Common Stock offered hereby. Consequently, the public offering price of the Common Stock has been determined by the Company and the Representative; and are not necessarily related to the Company's asset value, earnings, book value or other such criteria of value. Factors considered in determining the public offering price of the Common Stock include primarily the prospects for the industry in which the Company operates, the Company's Management, the general condition of the securities markets and the demand for securities in similar industries.

                       SELLING SECURITYHOLDERS' OFFERING


     Concurrently with this Offering, 1,357,021 shares of Common Stock, including 217,473 shares of Common Stock issuable upon the exercise of 217,473 warrants have been registered under the Securities Act for resale on behalf of the Selling Securityholders. The Selling Securityholders have agreed (except for a certain Selling Securityholder who has agreed to lock-up his 15,000 shares for a period of 18 months; and except for a certain Selling Securityholder with respect to up to 60,000 shares of Common Stock included in the Over-allotment Option) not to sell such securities for a period of 24 months after the date of this Prospectus without the prior written consent of the Representative, which consent may be granted prior to the expiration of the lock-up period.


     The Company will not receive any proceeds from the sales of the Selling Securityholders' Shares by the Selling Securityholders. Sales of the Selling Securityholders' Shares, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's securities.

                                 LEGAL MATTERS

     The legality of the securities offered by this Prospectus will be passed upon for the Company by Baer Marks Upham LLP, New York, New York. In addition, certain other matters in connection with this Offering with respect to Israeli law will be passed upon for the Company by Aboudi & Brounstein, Tel Aviv, Israel. Certain legal matters will be passed upon for the Representative by Lampert and Lampert, New York, New York.

                                    EXPERTS

     The consolidated financial statements of TTR Inc. for the period from July 14, 1994 (date of inception) to December 31, 1994 and the year ended December 31, 1995 included in this Prospectus have been included in reliance upon the report of Schneider Ehrlich & Wengrover LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing. The financial statements of TTR Technologies Ltd. for the period from December 5, 1994 (date of inception) to December 31, 1994 and the year ended December 31, 1995 included in this Prospectus in the consolidated financial statements of TTR Inc. have been included in reliance upon the report of BDO Almagor & Co., independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form SB-2 including all amendments thereto (the 'Registration Statement') under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulation of the Commission. For further information with respect to the Company and the Offering, reference is made to the Registration Statement, including the exhibits filed therewith. The Registration Statement may be inspected and copies may be obtained from the Public Reference Section at the Commission's principal office, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                          PAGE
                                                                                                       -----------

Independent Auditors' Report.........................................................................      F-2
Report of Independent Public Accountants.............................................................      F-3
Consolidated Balance Sheet...........................................................................      F-4
Consolidated Statement of Operations.................................................................      F-5
Consolidated Statement of Stockholders' Deficit......................................................      F-6
Consolidated Statement of Cash Flows.................................................................   F-7 - F-8
Notes to Consolidated Financial Statements...........................................................  F-9 - F-18

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of TTR INC.
Immanuel, Israel

     We have audited the accompanying consolidated balance sheet of TTR Inc. and its Subsidiary (A Development Stage Company) as of December 31, 1995, and the related consolidated statements of operations, cash flows, and stockholders' deficit for the year ended December 31, 1995 and for the period from July 14, 1994 (Date of Inception) to December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of TTR Technologies, Ltd. a wholly owned subsidiary, which statements reflect total assets of $218,392 as of December 31, 1995, and net losses of $571,924 and $2,193 for the years ended December 31, 1995 and the period from December 5, 1994 to December 31, 1994, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for TTR Technologies Ltd. is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TTR Inc. and its Subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from July 14, 1994 (Date of Inception) to December 31, 1994 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and as discussed in note 3 to the financial statements, the Company has incurred recurring losses since its inception in 1994, and has an accumulated deficit at December 31, 1995 of $938,748. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          SCHNEIDER, EHRLICH & WENGROVER LLP

Woodbury, New York
July 1, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
T.T.R. TECHNOLOGIES LTD.
(A Development Stage Company)

     We have audited the accompanying balance sheet of T.T.R. Technologies Ltd. (a development stage company) ('the Company') as of December 31, 1995 and the related statements of operations, changes in shareholders' deficiency and cash flows for the year ended December 31, 1995 and for the period December 5, 1994 (date of inception) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditor's Regulations (Auditor's Mode of Performance), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management of the Company, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the above financial statements present fairly in all material respects, the financial position of the Company (a development stage company) as of December 31, 1995 and the results of its operations, changes in shareholders' deficiency, and cash flows for the year ended December 31, 1995 and for the period December 5, 1994 (date of inception) to December 31, 1994 in conformity with accounting principles generally accepted in Israel and in the United States. As applicable to these financial statements, such accounting principles are substantially identical.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency and shareholders' deficiency that raise substantial doubt about its ability to continue as a going concern. The Company's plans are also referred to in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The financial statements have been translated into dollars for the purpose of their inclusion in the financial statements of TTR Inc.

                                          BDO ALMAGOR & CO.
                                          Certified Public Accountants

Ramat-Gan, Israel
July 1, 1996

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET


                                                                                      DECEMBER 31,    SEPTEMBER 30,
                                                                                          1995            1996
                                                                                      ------------    -------------
                                                                                                       (UNAUDITED)
                                      ASSETS
Current assets
     Cash..........................................................................    $   87,866      $    19,336
     Accounts receivable...........................................................         1,680              596
     Other current assets..........................................................        15,939           22,379
                                                                                      ------------    -------------
          Total current assets.....................................................       105,485           42,311
Property and equipment -- net......................................................       175,619          354,184
Deferred financing costs, net of accumulated amortization of $76,175 and $154,979,
  for 1995 and 1996................................................................        77,256           63,432
Deferred stock offering costs......................................................       --               143,544
Due from officer...................................................................        26,000           26,000
Other assets.......................................................................        18,844           17,514
                                                                                      ------------    -------------
          Total assets.............................................................    $  403,204      $   646,985
                                                                                      ------------    -------------
                                                                                      ------------    -------------
                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current liabilities
     Current portion of long-term debt.............................................    $  528,130      $ 1,512,639
     Bank loans payable............................................................       --                50,000
     Accounts payable..............................................................        34,958           89,014
     Accrued expenses..............................................................        63,213          157,726
     Interest payable..............................................................        96,023          188,213
                                                                                      ------------    -------------
          Total current liabilities................................................       722,324        1,997,592
Long-term debt, less current portion...............................................       552,103           28,785
                                                                                      ------------    -------------
          Total liabilities........................................................     1,274,427        2,026,377
                                                                                      ------------    -------------
Commitments and contingencies -- See Notes
Stockholders' deficit
Common stock, $.001 par value;
     20,000,000 shares authorized,
     2,200,000 and 3,050,000 issued and outstanding including 1,000,000 shares
      placed in escrow.............................................................         2,200            3,050
Additional paid-in capital.........................................................        42,673          405,356
Cumulative translation adjustments.................................................        22,652           47,989
Deficit accumulated during the development stage...................................      (938,748)      (1,835,787)
                                                                                      ------------    -------------
          Total stockholders' deficit..............................................      (871,223)      (1,379,392)
                                                                                      ------------    -------------
          Total liabilities and stockholders' deficit..............................    $  403,204      $   646,985
                                                                                      ------------    -------------
                                                                                      ------------    -------------

                       See Notes to Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                          FROM                            FROM                                        FROM
                                       INCEPTION                       INCEPTION                                    INCEPTION
                                       (JULY 14,                       (JULY 14,         NINE MONTHS ENDED          (JULY 14,
                                        1994) TO       YEAR ENDED       1994) TO           SEPTEMBER 30,            1994) TO
                                      DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    ------------------------    SEPTEMBER 30,
                                          1994            1995            1995           1995          1996           1996
                                      ------------    ------------    ------------    ----------    ----------    -------------
                                                                                            (UNAUDITED)           (UNAUDITED)

Revenue............................    $  --           $  --           $  --          $   --        $   --         $   --
Expenses
    Research and development.......                       276,248         276,248        193,363       339,769         616,017
    Sales and marketing............        15,800         248,158         263,958        169,572       101,121         365,079
    General and administrative.....        20,641         241,461         262,102        182,715       319,982         582,084
                                      ------------    ------------    ------------    ----------    ----------    -------------
        Total expenses.............        36,441         765,867         802,308        545,650       760,872       1,563,180
                                      ------------    ------------    ------------    ----------    ----------    -------------
Operating loss.....................       (36,441)       (765,867)       (802,308)      (545,650)     (760,872)     (1,563,180)
Other (income) expense
    Loss on investment.............                        17,000          17,000         10,000                        17,000
    Interest income................          (500)        (12,324)        (12,824)       (12,324)                      (12,824)
    Interest expense...............         6,144         126,120         132,264         69,485       136,167         268,431
                                      ------------    ------------    ------------    ----------    ----------    -------------
        Total other (income)
          expenses.................         5,644         130,796         136,440         67,161       136,167         272,607
                                      ------------    ------------    ------------    ----------    ----------    -------------
Net loss...........................    $  (42,085)     $ (896,663)     $ (938,748)    $ (612,811)   $ (897,039)    $(1,835,787)
                                      ------------    ------------    ------------    ----------    ----------    -------------
                                      ------------    ------------    ------------    ----------    ----------    -------------
Net loss per share.................    $    (0.02)     $    (0.37)     $    (0.39)    $    (0.26)   $    (0.34)    $     (0.70)
                                      ------------    ------------    ------------    ----------    ----------    -------------
                                      ------------    ------------    ------------    ----------    ----------    -------------
Weighted average number of shares
  outstanding......................     2,778,533       2,399,793       2,399,793      2,339,337     2,641,034       2,641,034
                                      ------------    ------------    ------------    ----------    ----------    -------------
                                      ------------    ------------    ------------    ----------    ----------    -------------

                       See Notes to Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                         DEFICIT
                                                                                          FOREIGN      ACCUMULATED
                                                                          ADDITIONAL     CURRENCY        DURING
                                               COMMON STOCK                PAID-IN      TRANSLATION    DEVELOPMENT
                                                  SHARES       AMOUNT      CAPITAL      ADJUSTMENT        STAGE          TOTAL
                                               ------------    -------    ----------    -----------    -----------    -----------

Balances at July 14, 1994
  (date of inception).......................       --          $ --        $ --           $--          $   --         $   --
Issuances of common stock, par value $.001
    Services rendered at $.001 per share....     1,200,000      1,200                                                       1,200
    Cash at $.0208 per share................     1,200,000      1,200        23,800                                        25,000
Net loss....................................                                                              (42,085 )       (42,085)
                                               ------------    -------    ----------    -----------    -----------    -----------
Balances at December 31, 1994...............     2,400,000      2,400        23,800        --             (42,085 )       (15,885)
Common stock contributed....................      (561,453)      (561 )         561
Issuances of common stock, par value $.001
    Services rendered at $.05 per share.....       361,453        361        17,712                                        18,073
Issuance of common stock purchase warrants
    Services rendered at $.04 per warrant...                                    600                                           600
Foreign currency translation adjustment.....                                               22,652                          22,652
Net loss....................................                                                             (896,663 )      (896,663)
                                               ------------    -------    ----------    -----------    -----------    -----------
Balances at December 31, 1995...............     2,200,000      2,200        42,673        22,652        (938,748 )      (871,223)
Issuances of common stock, par value $.001
    Cash at $.307 per share.................       650,000        650       199,350                                       200,000
    Cash at $.50 per share (net of stock
      offering costs of $11,467)............       150,000        150        63,383                                        63,533
    Cash at $2.00 per share.................        50,000         50        99,950                                       100,000
Foreign currency translation adjustment.....                                               25,337                          25,337
Net loss....................................                                                             (897,039 )      (897,039)
                                               ------------    -------    ----------    -----------    -----------    -----------
Balances at September 30, 1996
  (unaudited)...............................     3,050,000     $3,050      $405,356       $47,989      $(1,835,787)   $(1,379,392)
                                               ------------    -------    ----------    -----------    -----------    -----------
                                               ------------    -------    ----------    -----------    -----------    -----------

                       See Notes to Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                           FROM                            FROM
                                                                        INCEPTION                       INCEPTION
                                                                        (JULY 14,                       (JULY 14,
                                                                         1994) TO       YEAR ENDED       1994) TO
                                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                           1994            1995            1995
                                                                       ------------    ------------    ------------

Cash flows from operating activities
     Net loss.......................................................    $  (42,085)     $ (896,663)     $ (938,748)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization.............................         5,470          95,298         100,768
          Translation adjustment....................................       --                 (561)           (561)
          Stock and warrants issued for services....................       --               18,673          18,673
          Increase (decrease) in cash attributable to changes in
            assets and liabilities
               Accounts receivable..................................          (203)         (1,422)         (1,625)
               Escrow...............................................       (14,572)         14,572         --
               Other current assets.................................       --              (13,492)        (13,492)
               Accounts payable.....................................           161          40,183          40,344
               Accrued expenses.....................................         1,070          74,638          75,708
               Interest payable.....................................         4,808          91,215          96,023
                                                                       ------------    ------------    ------------
          Net cash used by operating activities.....................       (45,351)       (577,559)       (622,910)
                                                                       ------------    ------------    ------------
Cash flows from investing activities
     Loans receivable...............................................      (125,500)        125,500         --
     Purchases of property and equipment............................        (1,402)       (193,655)       (195,057)
     Increase in organization costs.................................        (7,680)        --               (7,680)
                                                                       ------------    ------------    ------------
          Net cash used by investing activities.....................      (134,582)        (68,155)       (202,737)
                                                                       ------------    ------------    ------------
Cash flows from financing activities
     Proceeds from issuance of common stock.........................        26,200         --               26,200
     Loans to officer...............................................       (20,000)         (6,000)        (26,000)
     Deferred financing costs.......................................       (75,319)        (78,112)       (153,431)
     Proceeds from long-term debt...................................       483,277         605,764       1,089,041
     Payments on long-term debt.....................................       --              (21,613)        (21,613)
                                                                       ------------    ------------    ------------
          Net cash provided by financing activities.................       414,158         500,039         914,197
                                                                       ------------    ------------    ------------
Effect of exchange rates on cash....................................          (334)           (350)           (684)
                                                                       ------------    ------------    ------------
Increase (decrease) in cash.........................................       233,891        (146,025)         87,866
Cash at beginning of period.........................................       --              233,891         --
                                                                       ------------    ------------    ------------
Cash at end of period...............................................    $  233,891      $   87,866      $   87,866
                                                                       ------------    ------------    ------------
                                                                       ------------    ------------    ------------
Supplemental disclosures of cash flow information
     Cash paid during the period for:
          Interest..................................................    $      207      $    2,461      $    2,668
                                                                       ------------    ------------    ------------
                                                                       ------------    ------------    ------------

                       See Notes to Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                          FROM
                                                                                                        INCEPTION
                                                                              NINE MONTHS ENDED         (JULY 14,
                                                                                SEPTEMBER 30,           1994) TO
                                                                           -----------------------    SEPTEMBER 30,
                                                                              1995         1996           1996
                                                                           ----------    ---------    -------------
                                                                                 (UNAUDITED)           (UNAUDITED)

Cash flows from operating activities
     Net loss...........................................................   $(612,811)    $(897,039)    $(1,835,787)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization.................................      69,401       110,965         211,733
          Amortization of discount on long-term debt....................      --            23,854          23,854
          Translation adjustment........................................        (190)        3,408           2,847
          Stock and warrants issued for services........................      18,673        --              18,673
          Increase (decrease) in cash attributable to changes in assets and liabilities
               Accounts receivable......................................        (505)        1,181            (444)
               Escrow...................................................      14,572        --             --
               Other current assets.....................................      (6,743)        1,600         (11,892)
               Accounts payable.........................................      14,636        54,577          94,921
               Accrued expenses.........................................      47,300       101,356         177,064
               Interest payable.........................................      65,073        92,190         188,213
                                                                           ----------    ---------    -------------
          Net cash used by operating activities.........................    (390,594)     (507,908)     (1,130,818)
                                                                           ----------    ---------    -------------
Cash flows from investing activities
     Loans receivable...................................................       1,800        --             --
     Purchases of property and equipment................................    (178,217)     (201,232)       (396,289)
     Increase in organization costs.....................................                                    (7,680)
                                                                           ----------    ---------    -------------
          Net cash used by investing activities.........................    (176,417)     (201,232)       (403,969)
                                                                           ----------    ---------    -------------
Cash flows from financing activities
     Proceeds from issuance of common stock.............................      --           363,533         389,733
     Loans to officer...................................................      (6,000)       --             (26,000)
     Deferred financing costs...........................................     (78,112)      (64,980)       (218,411)
     Deferred stock offering costs......................................                  (143,544)       (143,544)
     Proceeds from bank loans payable...................................                    50,000          50,000
     Proceeds from long-term debt.......................................     606,008       452,705       1,541,746
     Payments on long-term debt.........................................     (17,760)      (16,612)        (38,225)
                                                                           ----------    ---------    -------------
          Net cash used by financing activities.........................     504,136       641,102       1,555,299
                                                                           ----------    ---------    -------------
Effect of exchange rates on cash........................................       1,109          (492)         (1,176)
                                                                           ----------    ---------    -------------
Increase (decrease) in cash.............................................     (61,766)      (68,530)         19,336
Cash at beginning of period.............................................     233,891        87,866         --
                                                                           ----------    ---------    -------------
Cash at end of period...................................................   $ 172,125     $  19,336     $    19,336
                                                                           ----------    ---------    -------------
                                                                           ----------    ---------    -------------
Supplemental disclosures of cash flow information
Cash paid during the period for:
     Interest...........................................................   $     249     $  --         $     2,668
                                                                           ----------    ---------    -------------
                                                                           ----------    ---------    -------------

                       See Notes to Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 1 -- DESCRIPTION OF BUSINESS

     TTR Inc. (the 'Company') was incorporated on July 14, 1994 under the laws of the State of Delaware. TTR Technologies Ltd., was formed under the laws of the State of Israel on December 5, 1994 as a wholly owned research and development subsidiary of the Company.

     The Company is engaged in the development and enhancement of computer software products which it intends to market.

     The Company is considered to be in the development stage and has earned no revenues to date. Business activities to date have focused on product and marketing research, product development, and raising capital.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

PRINCIPLES OF CONSOLIDATION

     The  consolidated financial statements include  the accounts of the Company
and  its  wholly  owned  subsidiary,  TTR  Technologies  Ltd.  All   significant
intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

REVENUE RECOGNITION

     The Company anticipates that revenues from software will be recognized upon delivery to the customer, provided that the Company's obligations, if any, are insignificant and collectability is probable. Revenues from maintenance and engineering services will be recognized over the term of the respective contracts.

FOREIGN CURRENCY TRANSLATIONS

     The financial statements of the Company's Israeli subsidiary have been translated into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board (FASB). Assets and liabilities have been translated at year-end (period-end) exchange rates and statement of operations have been translated at average rates prevailing during the year. The translation adjustments have been recorded as a separate component of shareholders' deficit (cumulative translation adjustment).

NET LOSS PER SHARE

     Net loss per share of common stock is computed based on the weighted average number of common stock and common stock equivalent shares outstanding during the period. Pursuant to SEC rules, common stock and warrants issued for consideration below the proposed public offering price within the last twelve months have been included in the calculation of common stock equivalents, using the treasury stock method, as if they had been outstanding for all periods presented. Shares held in escrow are not treated as outstanding during any period (Note 12).

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNT POLICIES -- (CONTINUED)

STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Fixed assets are depreciated on a straight-line basis over their estimated useful lives as follows:

Office furniture and equipment..............................      5 - 7 years
Computer equipment..........................................          5 years
Vehicles....................................................        6.5 years

RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditures are charged to operations as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

INCOME TAXES

     The Company accounts for its income taxes using the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS No. 109), which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss carryforwards. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year. Valuation allowances are established when necessary, to reduce deferred tax assets to amounts expected to be realized.

INTERIM FINANCIAL STATEMENTS

     In the opinion of management of the Company, the unaudited financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of the interim periods.

NOTE 3 -- GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a limited operating history, has sustained losses since its inception and the accumulated deficit at December 31, 1995 and at September 30, 1996 (unaudited) are $938,748 and $1,835,787, respectively. The Company faces a number of risks, including uncertainties regarding demand and market acceptance of the Company's products, dependence on a single product line, the effects of technological change, competition and the development of new products. Additionally, there are other risk factors such as the nature of the Company's distribution channels, ability to manage growth, loss of key personnel and the effects of planned expansion of operations on the future results of the Company.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
[INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                  UNAUDITED]

NOTE 3 -- GOING CONCERN -- (CONTINUED)

     The Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and increased marketing efforts and is subject to other risks affecting the business of the Company, as discussed above. The Company is not generating sufficient revenues from its operations to fund its activities and is therefore dependent on additional financing from external sources. In addition, in November 1996, the Company will be required to commence repayment of its long-term debt (see Note 9 and 18). The ability of the Company to continue as a going concern is dependent upon the success of the Company's product and its access to sufficient funding to enable it to continue operations. The Company is investigating various possibilities for long-term financing including a proposed initial public offering. There is no assurance that such financing will be available to the Company and the inability to obtain such financing would have a material adverse effect on the Company.

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1995            1996
                                                                  ------------    -------------
                                                                                   (UNAUDITED)
Leasehold improvements.........................................     $ --            $  77,531
Office equipment...............................................       22,646           86,852
Computer equipment.............................................      112,941          144,982
Vehicles.......................................................       59,470           95,266
                                                                  ------------    -------------
                                                                     195,057          404,631
Less: Accumulated depreciation.................................       19,438           50,447
                                                                  ------------    -------------
                                                                    $175,619        $ 354,184
                                                                  ------------    -------------
                                                                  ------------    -------------

     Depreciation expense was $57, $13,560, $8,654 and $24,012 for the periods ended December 31, 1994, December 31, 1995, September 30, 1995 and September 30, 1996.

NOTE 5 -- DUE FROM OFFICER

     This amount represents non-interest bearing advances to an officer of the Company.

NOTE 6 -- OTHER ASSETS

     Other assets consist of the following:


                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1995            1996
                                                                  ------------    -------------
                                                                                   (UNAUDITED)
Loan receivable, employee......................................     $ 13,468         $13,290
Organization costs, net of accumulated amortization............        5,376           4,224
                                                                  ------------    -------------
     Total.....................................................     $ 18,844         $17,514
                                                                  ------------    -------------
                                                                  ------------    -------------

     The loan receivable represents non-interest bearing advances to an employee of the Company. The loan is to be repaid over a four year period commencing in 1996.

     Organization costs are being amortized over a five year period using the straight-line method.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 7 -- ACCRUED EXPENSES

     Accrued expenses consist of the following:



                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1995            1996
                                                                  ------------    -------------
                                                                                   (UNAUDITED)
Accrued payroll and payroll taxes..............................     $ 20,128        $  56,864
Deferred stock offering costs..................................       --               54,150
Other..........................................................       43,085           46,712
                                                                  ------------    -------------
                                                                    $ 63,213        $ 157,726
                                                                  ------------    -------------
                                                                  ------------    -------------

NOTE 8 -- BANK LOAN PAYABLE

     The Company's subsidiary borrowed a total of $50,000 from a bank. The loan bears interest at the rate of 8% per annum and must be repaid in full by December 31, 1996.

NOTE 9 -- LONG-TERM DEBT

     Long-term debt consists of the following:



                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1995            1996
                                                                  ------------    -------------
                                                                                   (UNAUDITED)
(1)   Bank loans...............................................    $   39,153      $    51,490
(2)   Promissory notes.........................................     1,041,080        1,041,080
(3)   Promissory notes (net of unamortized discount of
        $51,146)...............................................       --               448,854
                                                                  ------------    -------------
                                                                    1,080,233        1,541,424
      Current portion..........................................       528,130        1,512,639
                                                                  ------------    -------------
      Non-current portion......................................    $  552,103      $    28,785
                                                                  ------------    -------------
                                                                  ------------    -------------

------------

(1) These loans are denominated in NIS, bear interest at the rate of prime plus 2.4%-3% per annum and are secured by substantially all the assets of the Company's subsidiary. Principal payments are due in various installments through 1998.

(2) The Company issued two-year promissory notes aggregating $1,041,080 in a private placement. The notes bear interest at the rate of 10% per annum payable at the maturity date. In connection with this offering the Company issued warrants to the noteholders to purchase up to a total of 174,548 shares of the Company's common stock for $.01 per share. The warrants are exercisable from the date on which a registration statement with respect to an initial public offering (IPO) becomes effective until the IPO closes. In addition the Company utilized the services of Shane, Alexander, Unterburgher Securities, Inc. (SAU) as a placement agent. SAU received a commission of 10% of the gross proceeds and an additional 4% of such proceeds as a non-accountable expense allowance. These fees, totaling approximately $145,000, have been capitalized as deferred financing costs and are being amortized over a two-year period using the straight-line method. Amortization was $4,645, $71,530, $55,887 and $60,467 for the periods ended December 31, 1994, 1995, September 1995 and September 1996. The maturity date of certain notes have been extended (See Note 18).

(3) In June 1996, the Company realized net proceeds of $423,552 from a private placement of 10 units of its securities at a purchase price of $50,000 per unit. Each unit consisted of $50,000 Principal

                                              (footnotes continued on next page)

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 9 -- LONG-TERM DEBT -- (CONTINUED)

(footnotes continued from previous page)
   Amount 10%  promissory notes  and  15,000 shares  of  its common  stock.  The
    Company has allocated $7,500 per unit to the Common Stock sold in the private placement, and the balance to promissory note principal. The difference between the face value of the notes ($50,000) and the amount allocated to note principal represents a discount which is being amortized over the term of the note based upon the interest method. The principal and accrued interest become due and payable at the earlier of one year or the date the Company receives proceeds from any form of public or private equity financing or debt financing exceeding $350,000.

    In connection with this offering a placement agent received a commission of 10% of the gross proceeds and an additional 3% of such proceeds as a non-accountable expense allowance. Certain of the investors in the private placement have an ownership interest in the placement agent.

    The aggregate maturities of long-term debt for the next three years ending December 31, are as follows: 1996 -- $536,786; 1997 -- $1,047,273 and
    1998 -- $8,511.

NOTE 10 -- LOSS ON INVESTMENT

     In August 1994, the Company's president contributed to the Company his 22% interest in the common stock of TBR, Inc. (TBR), a Florida corporation. TBR's only asset is a software product developed by its shareholders. TBR has no other assets or liabilities and has had no significant business operations to date. During fiscal 1995, the Company purchased an additional 4.8% of TBR common stock for $17,000, which funds were used in a marketing effort for TBR's software product. As of December 31, 1995, the Company elected to write off its investment in TBR in full.

NOTE 11 -- INCOME TAXES

     At December 31, 1995, the Company had available $364,000 of net operating loss carryforwards for U.S. federal income tax purposes which expire in the years 2009 through 2010 and $325,000 of foreign net operating loss carryforwards with no expiration date. Due to the uncertainty of their realization, no income tax benefit has been recorded by the Company for these net operating loss carryforwards as valuation allowances have been established for any such benefits. The use of the U.S. federal net operating loss carryforwards is subject to limitations under section 382 of the Internal Revenue code pertaining to changes in stock ownership.

     Significant components of the Company's deferred tax assets and liabilities for U.S. federal and Israel income taxes are as follows:



                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1995            1996
                                                                  ------------    -------------
                                                                                   (UNAUDITED)
Deferred tax assets:
     Net operating loss carryforwards..........................    $  225,000       $ 434,000
     Research and developments costs...........................        65,000         119,900
     Accrued vacation and severance............................        13,000          39,700
                                                                  ------------    -------------
          Total deferred tax assets............................       303,000         593,600
          Valuation allowance..................................      (303,000)       (593,600)
                                                                  ------------    -------------
     Net deferred tax assets...................................    $  --            $ --
                                                                  ------------    -------------
                                                                  ------------    -------------

     Pre-tax losses from foreign (Israeli) operations were $2,193, $571,924, $378,727 and $661,031 for the periods ended December 31, 1994, 1995, September 1995 and September 1996, respectively.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 12 -- STOCKHOLDERS' DEFICIT

CONTRIBUTED SHARES

     In January 1995, the Company's President contributed a total of 561,453 shares of common stock held by him. The Company subsequently cancelled these shares.

WARRANTS

     On May 15, 1995, the Company issued warrants as compensation to a consultant to purchase up to a total of 15,000 shares of the Company's common stock for $.01 per share. The warrants are exercisable until January 15, 2001.

PRIVATE PLACEMENT

     In April 1996, the Company completed a private placement of 650,000 shares of its Common Stock and warrants for an additional 1,000,000 shares, for an aggregate purchase price of $200,000. The warrants are exercisable after an initial public offering of the Company's Common stock at an exercise price equal to the exercise price of any warrants issued at the IPO. The terms of these warrants were subsequently amended. (See note 18).

ESCROW SHARES

     An aggregate of 1,000,000 shares of the Company's common stock, owned beneficially by its President, have been designated as escrow shares. The escrow shares are not assignable nor transferable until certain earnings or market price criteria have been met. If the conditions have not been met, such shares will be cancelled and contributed to the Company's capital.

     The escrow shares will be released from escrow on a pro-rata basis, if and only if, one or more of the following conditions are met:

          1. 250,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $1,800,000 for the year ended December 31, 1997 or the average bid price of the Common Stock averages in excess of $15 per share for 30 consecutive days during the 12 month period commencing on the date of a proposed public offering.

          2. 300,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $4,000,000 for the year ended December 31, 1998 or the average bid price of the Common Stock averages in excess of $20 per share for 30 consecutive days during the 12 month period commencing 12 months from the date of a proposed public offering.

          3. 450,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $6,000,000 for the year ended December 31, 1999 or the average bid price of the Common Stock averages in excess of $25 per share for 30 consecutive days during the 12 month period commencing 24 months from the date of a proposed public offering.

     The shares will also be released under certain circumstances of the Company is acquired or merged. In addition, the shares will be released as of the date the underwriters and their customers own less than 20% of the public float of the Company's Common Stock or if none of the underwriters have made the high bid price on the Common Stock for 50 consecutive business days.

     As restriction on such shares are removed, they will be accounted for as reissued for services rendered and the fair value of such shares will be charged to operations as compensation expense. The charge will not affect the Company's equity, nor will it be deductible for income tax purposes.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Effective December 31, 1995, the Company adopted SFAS 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein are not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1995.

                                                                      CARRYING        FAIR
                                                                       AMOUNT        VALUE
                                                                     ----------    ----------

Debt maturing within one year.....................................   $  528,130    $  528,130
Long-term debt....................................................      552,103       552,103
                                                                     ----------    ----------
     Totals.......................................................   $1,080,233    $1,080,233
                                                                     ----------    ----------
                                                                     ----------    ----------

     For debt classified as current, it was assumed that the carrying amount approximated fair value for these instruments because of their short maturities. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amount of long-term debt approximates fair value.

NOTE 14 -- RELATED PARTY TRANSACTIONS

     In November 1994, the Company entered into a fourteen month agreement with SAU to assist in the establishment of a U.S. based sales office and to provide marketing consulting services to the Company. Pursuant to the contract SAU received a fee of $7,900 per month and was issued Warrants to purchase up to 185,000 shares of the Company's Common Stock under the same terms as the promissory note holders. SAU subsequently assigned its rights to the Warrants to certain of the promissory note holders.

     The Company loaned a total of $256,000 to SAU under a short term loan agreement. The loan was repaid in 1995 with interest at the rate of 8% per annum.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

CONSULTING AND EMPLOYMENT AGREEMENT

     a) In August 1994, the Company's subsidiary entered into an employment agreement with one of its officers. The agreement has a three-year term which provides for annual compensation of $60,000, subject to adjustment. The agreement may terminate with 60 days prior notice and if the termination is without cause then the general manager will be entitled to continue to receive his salary for an additional twelve months. At the end of the initial three-year term the agreement automatically renews for one-year periods.

     b) In December 1995, the Company's subsidiary entered into an employment agreement with its director of product research and development. The agreement has a one-year term, renewable for additional one-year terms and provides for annual base compensation of $60,000 plus incentive compensation, payable quarterly, equal to 1% of the initial $1,000,000 of gross receipts from certain products of the Company and 2% for gross receipts in excess thereof. In the event the agreement is terminated or not renewed without cause, and if a properly registered patent, as defined, is in effect, the Company's subsidiary will be required to pay royalties in the amount of the incentive compensation for the duration of the patent.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 15 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     c) The Company has entered into a three-year marketing consulting agreement which is due to expire in October 1998. Under the agreement, the consultant receives a monthly fee of $4,800 per month.

     d) In July 1996, the Company's subsidiary entered into a three-year employment agreement with its new President and general manager to commence no later than September 8, 1996. The agreement provides for annual compensation of approximately $100,000, subject to adjustment and is renewable for additional one-year periods at the end of the initial term. Within the initial term the employee may terminate the agreement with 60 days prior notice and with 90 days notice thereafter.

     In addition the Company has agreed to grant, on the date on which the Company's IPO Registration Statement is declared effective, warrants to purchase up to 217,473 shares of Common Stock at an exercise price of $.01 per share. The Company estimates that it will record deferred compensation expense amounting to $1,522,300, or $7.00 per share, and will amortize this amount over the period that services are to be provided. The options will vest over a four year period commencing with the date of grant.

OPERATING LEASES

     On June 1, 1996, the Company entered into an operating lease agreement for office space. Future minimum rentals on this lease as of December 31 are as follows:

DECEMBER 31,
-----------

    1996................................................................   $ 22,218
    1997................................................................     48,624
    1998................................................................     48,624
    1999................................................................     24,312
                                                                           --------
                                                                           $143,778
                                                                           --------
                                                                           --------

NOTE 16 -- STOCK OPTION PLAN

     In July 1996, the Board of Directors adopted the Company's Incentive and Non-qualified Stock Option Plan (the 'Plan') and has reserved up to 450,000 shares of Common Stock for issuance thereunder. The Plan provides for the granting of options to officers, directors, employees and advisors of the Company. The exercise of incentive stock options ('ISOs') issued to employees who are less than 10% stockholders shall not be less than the fair market value of the underlying shares on the date of grant or not less than 100% of the fair market value of the shares in the case of an employee who is a 10% stockholder. The exercise price of restricted stock options shall not be less than the par value of the shares to which the option relates. Options are not exercisable for a period of one year from the date of grant. Thereafter, options may be exercised as determined by the Board of Directors, with maximum terms of ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders. In addition, under the plan, no individual will be given the opportunity to exercise ISO's valued in excess of $100,000, in any calendar year, unless and to the extent the options have first become exercisable in the preceding year. The Plan will terminate in 2006.

     In July 1996, the Company issued 5,000 options under the plan to a former director. The options are exercisable at $6.00 per share until January 15, 2001.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 17 -- PROPOSED PUBLIC OFFERING

     On September 3, 1996, the Company's board of directors approved the filing of a registration statement by TTR Inc. with the Securities and Exchange Commission covering the proposed sale of its common stock to the public.

NOTE 18 -- SUBSEQUENT EVENTS -- (UNAUDITED)

LEGAL MATTER

     In October 1996, a claim was made against the Company's subsidiary alleging intellectual property rights infringement. The claim threatens to seek injunctive relief as well as damages in the amount of $1,000,000. The Company has denied any liability and its legal advisors believe the claim is totally without merit.

SHORT-TERM BORROWINGS

     In October 1996, the Company borrowed a total of $66,700, evidenced by a loan agreement executed in September 1996. Pursuant to the agreement the Company may borrow, at the exclusive discretion of the lender, an additional $66,700 every 30 days up to a total of $200,100. The loans bear interest at the rate of 22% per annum. The principal and accrued interest become due and payable at the earlier of the date the Company receives the proceeds from a proposed IPO or March 31, 1997.

     In December 1996 and January 1997, the Company issued short-term promissory notes aggregating $300,000. The notes bear interest at the rate of 15% per annum. The notes and accrued interest thereon become due and payable at the earlier of the date the Company receives the proceeds from a proposed IPO or one year from the date of issue.

WARRANTS

     In January 1997, the Company amended the 1,000,000 warrants issued in the April 1996 private placement, to provide that the exercise price of the warrants will be equal to the IPO price of the Company's Common Stock.

RESEARCH AND DEVELOPMENT GRANT

     In January 1997, the Company's Israeli Subsidiary received an approval from the Office of the Chief Scientist of the Government of Israel (OCS) whereby the OCS will fund certain research and development of the Company by way of grants. The amount of the approved budget is $195,000 and the amount of the approved grant is 50% of the budget or $97,500. The Company has since received an advance on the account of the grant in the amount of $23,000.

     The Company will be required to pay royalties to the OCS on proceeds from the sale of products derived from the research and development in which the OCS has participated by way of its grant. The royalties are computed at the rate of 3% of the proceeds from such sales, up to a maximum of the amount of the grant.

PROMISSORY NOTES

     As of January 15, 1997, a total of $514,081 of the Company's two-year promissory notes plus accrued interest thereon of $112,122 became due. The Company has obtained extensions to March 1997 with respect to note principal and interest totaling $619,525 and is awaiting a response from one other noteholder.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  [INFORMATION AS OF AND FOR THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 ARE
                                   UNAUDITED]

NOTE 19 -- RECENTLY ISSUED ACCOUNTING STANDARDS

     In March 1995, SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' was issued which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain intangibles to be held and leased by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. SFAS No. 121 must be implemented by the Company no later than the year ended December 31, 1996. The adoption of SFAS No. 121 is not expected to have material impact on the Company's financial position or operating results.

     In October 1995, SFAS No. 123, 'Accounting for Stock-Based Compensation' was issued which establishes financial accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, SFAS No. 123 permits the Company to continue to measure compensation costs for its stock option plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees'.

     If the Company elects to remain with its current accounting, in 1996 the Company must make pro forma disclosures of 1995 and 1996 net income (loss) and earnings (loss) per share as if the fair value based method of accounting had been applied. The Company has not yet determined the valuation method it will employ or the effect on operating results of implementing SFAS No. 123. In addition, SFAS No. 123 requires that transactions whereby the Company issues its equity instruments to acquire goods or services from non-employees entered into after December 15, 1995 must be accounted for based on the fair value.

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE
UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF BY ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----

Prospectus Summary.........................................................................................................      3
Summary Financial Information..............................................................................................      6
Risk Factors...............................................................................................................      7
Use of Proceeds............................................................................................................     15
Dividend Policy............................................................................................................     16
Dilution...................................................................................................................     17
Capitalization.............................................................................................................     18
Plan of Operation..........................................................................................................     18
Business...................................................................................................................     21
Management.................................................................................................................     33
Principal Stockholders.....................................................................................................     36
Certain Transactions.......................................................................................................     38
Description of Securities..................................................................................................     39
Shares Eligible for Future Sale............................................................................................     41
Underwriting...............................................................................................................     42
Selling Securityholders' Offering..........................................................................................     45
Legal Matters..............................................................................................................     45
Experts....................................................................................................................     46
Available Information......................................................................................................     46
Index to Financial Statements..............................................................................................    F-1



                            ------------------------
     UNTIL                  ,  1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               800,000 SHARES OF
                                  COMMON STOCK

                                    TTR INC.

                           --------------------------
                                   PROSPECTUS
                           --------------------------
                               FIRST METROPOLITAN
                                SECURITIES, INC.

                                            , 1997

_____________________________                      _____________________________

           [Alternative Page for Selling Securityholders' Prospectus]

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED FEBRUARY   , 1997


PROSPECTUS


                                    TTR INC.
                        1,357,021 SHARES OF COMMON STOCK



                            ------------------------

     This Prospectus relates to 1,357,021 shares of Common Stock (the 'Selling Securityholders' Shares'), $.001 par value (the 'Common Stock'), of TTR Inc. (the 'Company'), which are being offered for sale by certain selling securityholders, including members of Management (the 'Selling Securityholders'), including 1,139,548 shares of Common Stock and 217,473 shares of Common Stock issuable upon exercise of warrants. See 'Selling Securityholders and Plan of Distribution.'



     The Company will not receive any of the proceeds from the sales of the Selling Securityholders' Shares by the Selling Securityholders. The Selling Securityholders' Shares may be offered from time to time by the Selling
Securityholders, their transferees, pledgees and/or their donees, through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Selling Securityholders (except for a certain Selling Securityholder who has agreed to lock-up 15,000 shares for a period of 18 months; and except for a certain Selling Securityholder with respect to up to 60,000 shares of Common Stock included in the Over-allotment Option) have each agreed not to sell any of the securities being registered hereunder for a period of 24 months from the date of the Prospectus without the prior written consent of the Representative.


     The Selling Securityholders, their pledgees and/or their donees, may be deemed to be 'underwriters' as defined in the Securities Act of 1933, as amended (the 'Securities Act'). If any broker-dealers are used by the Selling Securityholders, their pledgees and/or their donees, any commission paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Shares as principals, any profits received by such broker-dealers on the resale of the Selling Securityholders' Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders, their pledgees and/or their donees, may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Shares will be borne by the Company except for any commission paid to broker-dealers.

     The Selling Securityholders' Shares offered by this Prospectus may be sold from time to time by the Selling Securityholders, their pledgees and/or their donees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Selling Securityholders' Shares by the Selling Securityholders, their pledgees and/or their donees, may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders, their pledgees and/or their donees, in connection with sales of the Selling Securityholders' Shares.

     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering (the 'Underwritten Offering') of 800,000 shares of Common Stock (without giving effect to the Underwriters' Over-allotment Option granted to the Representative to purchase up to an additional 120,000 shares of Common Stock) was declared effective by the Securities and Exchange Commission. In connection with the Underwritten Offering, the Company granted the Representative a warrant to purchase 80,000 shares of Common Stock (the 'Representative's Warrants').

                            ------------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 7.

                            ------------------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
   AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES  AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
      COMMISSION   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS
        PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY  IS A  CRIMINAL
                                    OFFENSE.

                                  THE OFFERING


Securities Registered(1)..................  1,274,548  shares of Common  Stock. See 'Description  of Securities' and 'Selling
                                              Securityholders and Plan of Distribution.'
Risk Factors..............................  This offering involves a high degree of risk and immediate substantial  dilution.
                                              See 'Risk Factors' and 'Dilution.'


------------

(1) Includes 217,473 shares of Common Stock issuable upon the exercise of a like number of warrants.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           [Alternative Page for Selling Securityholders' Prospectus]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


     The Company has issued an aggregate of 1,357,021 shares of Common Stock, including 1,139,548 shares of Common Stock and 217,473 shares of Common Stock issuable upon exercise of warrants. See 'Principal Stockholders.' The Selling Securityholders have advised the Company that sales of the Selling Securityholders' Shares may be effected from time-to-time by themselves, their pledgees and/or their donees, in transactions (which may including block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Selling Securityholders' Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders, their pledgees and/or their donees, may effect such transactions by selling the Selling Securityholders' Shares directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Selling Securityholders' Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


     The Selling Securityholders, their pledgees and/or their donees, and any broker-dealers that act in connection with the sale of the Selling Securityholders' Shares as principals may be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Selling Securityholders' Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders' Shares being registered on behalf of the Selling Securityholders are restricted securities while held by the Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to the prospectus delivery and other requirements of the Act. The Selling Securityholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Selling Securityholders' Shares against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares by the Selling Securityholders. Sales of the Selling Securityholders' Shares by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's securities.

     At the time a particular offer of any securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the names or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the regulations thereto, any person engaged in distribution of Company securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to Company securities during the applicable 'cooling off' period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholders.

     The following table set forth certain information with respect to persons for whom the Company is registering the Selling Securityholders' Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares. Beneficial ownership of the Selling Securityholders' Shares by such Selling Securityholders after the Offering will depend on the number of Selling Securityholders' Shares sold by each Selling Securityholders. The securities held by the Selling Securityholders are restricted securities while held by such Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders' Shares offered by the Selling Securityholders are not being underwritten by the Representative.
                                      Alt-2

           [Alternative Page for Selling Securityholders' Prospectus]


                                              BENEFICIAL                                             BENEFICIAL
                                           OWNERSHIP PRIOR      PERCENTAGE                           OWNERSHIP
                                              TO SELLING            OF           AMOUNT OF         AFTER SELLING
                                           SECURITYHOLDERS'    COMMON STOCK        SHARES         SECURITYHOLDERS'
                                               OFFERING        OWNED BEFORE        BEING          OFFERING IF ALL
       SELLING SECURITYHOLDER(1)              SHARES(2)        OFFERING(3)       REGISTERED       SHARES ARE SOLD
----------------------------------------   ----------------    ------------    --------------    ------------------
Arnold Ackerman.........................          78,000            3.2%          78,000Shs.             0
Adelaide Corl Trust.....................           4,000           *               4,000Shs.             0
Marvin Barish...........................           8,000           *               8,000Shs.             0
Grafton Cooper..........................           3,680           *               3,680Shs.             0
Richard Denton..........................          12,498           *              12,498Shs.             0
Alice Fischlewitz.......................          24,000           *              24,000Shs.             0
Bertha Fischlewitz......................          24,000           *              24,000Shs.             0
The Garrison Third Family Limited
  Partnership...........................           5,920           *               5,920Shs.             0
John Hess...............................             951           *                 951Shs.             0
Chana and Yecheskal Kaminsky............           4,000           *               4,000Shs.             0
John McDonnell..........................           3,760           *               3,760Shs.             0
Modern Technology Corp..................           4,000           *               4,000Shs.             0
Larry Morris............................           8,320           *               8,320Shs.             0
Yosef Muskin............................           2,000           *               2,000Shs.             0
Dana Resnick............................           4,000           *               4,000Shs.             0
Solomon Ross............................           4,000           *               4,000Shs.             0
Ivan Roth...............................           1,680           *               1,680Shs.             0
Morris Rubin............................           4,000           *               4,000Shs.             0
Doris Saltz.............................           2,000           *               2,000Shs.             0
Louis Sammut............................           4,000           *               4,000Shs.             0
Sandra Satt.............................           8,000           *               8,000Shs.             0
Walter Scott............................          14,000           *              14,000Shs.             0
Arthur Sterenbuck.......................           8,000           *               8,000Shs.             0
George Taylor...........................          12,743           *              12,743Shs.             0
John Winter.............................           3,033           *               3,033Shs.             0
Ulrich and Dagmar Wissman...............          10,000           *              10,000Shs.             0
Alcuin Bennet...........................          12,000           *              12,000Shs.             0
Richard Larry -- IRA....................           6,000           *               6,000Shs.             0
Lawrence Radbell........................           9,000           *               9,000Shs.             0
Richard Ross............................           6,000           *               6,000Shs.             0
Yossi Simpson...........................           6,000           *               6,000Shs.             0
Jerome and Mildred Toder................           6,000           *               6,000Shs.             0
Wayne Saker.............................          24,000           *              24,000Shs.             0
Charna Radbell..........................           3,000           *               3,000Shs.             0
Nicole Radbell..........................           3,000           *               3,000Shs.             0
Stuart Elfland..........................           9,000           *               9,000Shs.             0
Jack Hirschfield........................           3,000           *               3,000Shs.             0
Nicole Kubin............................           6,000           *               6,000Shs.             0
Jericho Investments Ltd.................          15,000           *              15,000Shs.             0
Canova Finance Inc......................         639,375(3)        22.7%         251,875Shs.       387,500(3)
                                                                                                     10.7%(8)
Etilon Trading Ltd......................         639,375(4)        22.7%         251,875Shs.       387,500(4)
                                                                                                     10.7%(8)

                                                  (table continued on next page)
                                       Alt-3

           [Alternative Page for Selling Securityholders' Prospectus]


                                              BENEFICIAL                                             BENEFICIAL
                                           OWNERSHIP PRIOR      PERCENTAGE                           OWNERSHIP
                                              TO SELLING            OF           AMOUNT OF         AFTER SELLING
                                           SECURITYHOLDERS'    COMMON STOCK        SHARES         SECURITYHOLDERS'
                                               OFFERING        OWNED BEFORE        BEING          OFFERING IF ALL
       SELLING SECURITYHOLDER(1)              SHARES(2)        OFFERING(3)       REGISTERED       SHARES ARE SOLD
----------------------------------------   ----------------    ------------    --------------    ------------------
Joe Ohayon..............................         253,275(5)         9.8%          99,775Shs.       153,500(5)
                                                                                                      4.5%(8)
Chana Sasha Foundation, Inc.............         167,975(6)         6.7%          46,475Shs.       121,500(6)
                                                                                                      3.7%(8)
Leonard Lewis...........................          15,000           *              15,000Shs.             0
Tokayer Family Trust....................         384,274(7)        15.8%         100,000Shs.       284,274
                                                                                                      8.8%(8)
Arik Shavit.............................         217,473(9)         8.2%         217,473Shs.             0
          Total:........................       2,423,822(10)       74.7%       1,357,021Shs.     1,334,274Shs.(11)
                                               ------------        ====        ============      =================
                                                                                                     31.6%(8)
                                                                                                     ========



   * Less than 1% of the issued and outstanding shares of Common Stock.

 (1) Except as otherwise indicated, no Selling Securityholder is an officer, director or affiliate of the Company.

 (2) Based on 2,424,548 shares issued and outstanding (excluding 1,000,000 Escrow Shares). Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (3) Includes 387,500 shares issuable upon the exercise of a like number of warrants.

 (4) Includes 387,500 shares issuable upon the exercise of a like number of warrants.

 (5) Includes 153,500 shares issuable upon the exercise of a like number of warrants.

 (6) Includes 71,500 shares issuable upon the exercise of a like number of warrants.

 (7) The wife of Marc D. Tokayer, the Company's Chairman, is the Trustee for the Tokayer Family Trust (the 'Trust'), and the income beneficiaries of the Trust are Mr. Tokayer's children. Accordingly, the Trust may be deemed an affiliate of the Company. The amount of beneficial ownership excludes 730,726 Escrow Shares.


 (8) Based on 3,224,548 shares issued and outstanding (excluding 1,000,000 Escrow Shares and without giving effect to the repurchase of 135,000 Bridge Shares) after the Offering.


 (9) A director and Vice President of the Company. Includes 217,473 shares issuable upon the exercise of warrants issuable upon the date of this Prospectus. The warrants are subject to a four-year vesting schedule, whereby the first 72,491 warrants are not exercisable until September 1997.

(10) Includes an aggregate of 1,217,473 shares issuable upon the exercise of a like number of warrants.

(11) Includes an aggregate of 1,000,000 shares issuable upon the exercise of a like number of warrants.
                                      Alt-4

          [ALTERNATIVE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF BY ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                             PAGE
                                                                                                                             -----

Prospectus Summary........................................................................................................       3
Summary Financial Information.............................................................................................       6
Risk Factors..............................................................................................................       7
Use of Proceeds...........................................................................................................      15
Dividend Policy...........................................................................................................      16
Dilution..................................................................................................................      17
Capitalization............................................................................................................      18
Plan of Operation.........................................................................................................      18
Business..................................................................................................................      21
Management................................................................................................................      33
Principal Stockholders....................................................................................................      36
Certain Transactions......................................................................................................      38
Description of Securities.................................................................................................      39
Shares Eligible for Future Sale...........................................................................................      41
Underwriting..............................................................................................................      42
Legal Matters.............................................................................................................      45
Experts...................................................................................................................      46
Available Information.....................................................................................................      46
Selling Securityholders and Plan of Distribution..........................................................................   Alt-2
Index to Financial Statements.............................................................................................     F-1


                              1,357,021 SHARES OF
                                  COMMON STOCK


                                    TTR INC.

                           --------------------------
                                   PROSPECTUS
                           --------------------------
                                            , 1997
_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Issuer has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the 'Securities Act'). The Issuer's Bylaws provide that the Issuer will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

     The Issuer's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Issuer and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Issuer, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Reference is made to Section 8 of the Underwriting Agreement (Exhibit 1.1 to this Registration Statement) which provides for indemnification by the Underwriter and its controlling persons, on the one hand, and of the Issuer and its controlling persons on the other hand, against certain civil liabilities, including liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Issuer in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates (except for the SEC and the NASD registration fees).

SEC filing fee...........................................................................   $ 10,648.46
NASD, Inc. filing fee....................................................................      3,588.02
Transfer agent's fee.....................................................................      5,000.00
Printing and engraving expenses..........................................................    125,000.00
Legal fees and expenses..................................................................    250,000.00
Blue sky filing fees and expenses (including counsel fees)...............................     57,500.00
Accounting fees and expenses.............................................................    100,000.00
Miscellaneous expenses...................................................................     23,263.52
                                                                                            -----------
          Total..........................................................................   $575,000.00
                                                                                            -----------
                                                                                            -----------

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES

     1. (a) In July 1994, the Company sold 1,200,000 shares of its Common Stock to Marc D. Tokayer, Chairman of the Board of Directors of the Issuer. Mr. Tokayer subsequently contributed 561,453 shares to the Company which were immediately cancelled by the Company and deposited 269,274 shares into escrow to be released from escrow if the Company attains certain future earnings levels or if the Common Stock trades at certain levels.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of services performed and Mr. Tokayer's shares of Common Stock of TBR Systems Inc. (representing approximately 22% of the then issued equity) in the aggregate valued at $1,200 ($.001 per share) (ascribing no value to the shares of TBR Systems Inc.).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     2. (a) In August 1994, the Company sold 1,200,000 shares of its Common Stock to the Tokayer Family Trust (the 'Trust'), which may be deemed an affiliate of the Issuer. The Trust subsequently transferred 85,000 shares to an unaffiliated third party in exchange for services and deposited 730,726 shares into escrow to be released from escrow if the Company attains certain future earnings levels or if the Common Stock trades at certain levels.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of $25,000 ($.0208 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     3. (a) From November 1994 through July 1995, the Company consummated a private placement (the '1995 Debt Financing') to 26 accredited investors of units (the 'Units') consisting of $25,000 principal amount 10% promissory notes (the 'Notes') and 4,000 warrants exercisable at $.01 per share (the 'Debt Financing Warrants') . In connection with the Debt Financing, the Company sold
41.6425 Units and issued warrants to the noteholders to purchase up to a total of 174,548 shares of Common Stock for $.01 per share.

     (b)  The  Company  paid  commissions  (10%)  and  non-accountable   expense
allowances (4%) in the aggregate amount of approximately $146,000 to Shane, Alexander, Unterburgher Securities, Inc. ('SAU').

     (c) The total offering price was $1,041,080.40 (ascribing no value to the Debt Financing Warrants), and the total underwriting discount was $104,108.

     (d) The Company believes that the Units, Notes and Debt Financing Warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     4. (a) In November 1994, the Company issued 185,000 Debt Financing Warrants to SAU. SAU subsequently transferred all of the warrants to 17 unaffiliated individuals.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of consulting services performed.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     5. (a) In June 1995, the Company issued an aggregate of 361,453 shares of Common Stock to six consultants, including 100,000 shares to Dr. Baruch Sollish, a director of the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of consulting services performed valued at $18,073 ($.05 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     6. (a) In May 1995, the Company issued 15,000 Debt Financing Warrants to Jericho Investments Ltd.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of financial consulting services performed.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     7. (a) In January 1996, the Company sold 50,000 shares of Common Stock to the Chana Sasha Foundation.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of $100,000 ($2.00 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     8. (a) In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock (the 'Warrants') to four sophisticated investors (the 'Equity Financing').

     (b) There were no underwriters with respect to the above transaction.

     (c) The aggregate purchase price of the securities sold in the Equity Financing was $200,000, including $10,000 ascribed to the Warrants.

     (d) The Company believes that the shares of Common Stock and Warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.


     9. (a) In June 1996, the Company issued in a private placement to six accredited investors one-year 10% promissory notes (the 'Bridge Financing'). In connection with the Bridge Financing, the Company issued to such investors an aggregate of 150,000 shares of Common Stock. The Company subsequently agreed, subject to the completion of this Offering, to repurchase 135,000 shares for an aggregate purchase price of $67,500 payable on the closing date of this Offering.


     (b) The Company paid commissions and non-accountable expense allowances in the aggregate amount of approximately $55,000 to First Metropolitan Securities, Inc.

     (c) The total offering price was $500,000 (ascribing $75,000 to the shares of Common Stock), and the total underwriting discount was $50,000.

     (d) The Company believes that the promissory notes and the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     10. (a) In July 1996, the Company issued 5,000 options to Sheldon Rich, a former director of the Company. The options are exercisable at $6.00 per share until January 15, 2001.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services performed pursuant to the Company's 1996 Stock Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     11. (a) In September 1996, the Company agreed to issue 217,473 warrants upon the date of this Prospectus to Arik Shavit, a director of the Company. The warrants are exercisable at $.01 per share until September 2002 and are subject to a four-year vesting schedule.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services to be performed prior to vesting.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS



  1.1    -- Form of Underwriting Agreement, as amended.
  3.1    -- Certificate of Incorporation of the Company, as amended.
  3.2    -- By-Laws of the Company, as amended.
  3.3    -- Memorandum of Association of TTR Israel.
  3.4    -- Articles of Association of TTR Israel.
  4.1    -- Form of Underwriter's Warrants, as amended.
  4.2    -- Specimen Common Stock Certificate.
  4.3    -- Escrow Agreement.
  4.4    -- Form of Registration Rights between the Company and certain securityholders.
  4.5    -- Form of Lock-up Agreement between the Company's securityholders and the Underwriter.
  4.6    -- Form of Lock-up Agreement between certain selling stockholders and the Underwriter.
  5.1    -- Securities Opinion of Baer Marks & Upham LLP.
  9.1    -- Voting Agreement.
 10.1    -- Form of Financial Consulting Agreement between the Underwriter and the Company.
 10.2    -- The Company's 1996 Stock Option Plan.
 10.3    -- Employment Agreement between TTR Israel and Marc D. Tokayer.
 10.4    -- Employment Agreement between TTR Israel and Baruch Sollish.
 10.5    -- Employment Agreement between TTR Israel and Arik Shavit, as amended.
 10.6    -- Unprotected Tenancy Agreement between TTR Israel and Pharmastate Ltd. dated June 10, 1996.
 10.7    -- Consulting  Agreement  dated November  1,  1994 between  the  Company and  Shane  Alexander Unterburgher
            Securities Inc.
 10.8    -- Consulting Agreement dated October 1, 1995 between the Company and Holborn Systems Ltd.
 10.9    -- Consulting Agreement between the Company and Pioneer Management Corporation.
 10.10   -- Purchase Agreement and Assignment dated January 5, 1995 between TTR Israel and Rina Marketing R&D Ltd.
 10.11   -- Loan and Security Agreement dated September 30, 1996 between the Company and 732498 Ontario Ltd.
 10.12   -- Form of Note Extension Agreement.
 10.13   -- Form of Promissory Note.
 21.1    -- Subsidiaries of the Company.
*23.1    -- The consent of Baer Marks & Upham LLP is included  in its opinion which was filed as Exhibit 5.1 to  this
            Registration Statement.
*23.2    -- The consent of Aboudi & Brounstein is included in Part II of this Registration Statement.
*23.3    -- The consent of Schneider, Ehrlich & Wengrover LLP,  certified public accountants, is included in Part II of this Registration Statement.
*23.4    -- The  consent of  BDO  Almagor &  Co.,  certified public  accountants,  is included  in  Part II  of  this
            Registration Statement.
 24.1    -- Powers of Attorney (included on the signature page of this Registration Statement).
 27      -- Financial Data Schedule.


------------

*  Filed with this Amendment.

ITEM 28. UNDERTAKINGS

     The Company hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Act');

             (ii)  Reflect  in  the  prospectus  any  facts  or  events   which,
        individually   or  together,  represent  a  fundamental  change  in  the
        information in the registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

          (7) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


          (8) To file a post-effective amendment if and when the Underwriters waive the lock-ups for 10% or more of the Selling Securityholders' shares, and to sticker the prospectus if such waiver is for less than 10% but 5% or more of the Selling Securityholders' shares.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Israel, on the 6th day of February 1997.


                                          TTR INC.
                                          By:         /s/ MARC D. TOKAYER
                                             ...................................
                                                      MARC D. TOKAYER
                                                          CHAIRMAN

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


                SIGNATURE                                      TITLE                               DATE
-----------------------------------------  ----------------------------------------------   -------------------

           /s/ MARC D. TOKAYER             Chairman of the Board, President (Principal       February 6, 1997
 ........................................    Executive Officer) and Treasurer (Principal
             MARC D. TOKAYER                 Financial Officer)

            /s/ ARIK SHAVIT                Director and Vice President                       February 6, 1997
 ........................................
               ARIK SHAVIT

          /s/ MARC D. TOKAYER*             Director and Vice President - Product Research    February 6, 1997
 ........................................    and Development and Secretary
             BARUCH SOLLISH

              /s/ MARC D. TOKAYER                                                            February 6, 1997
 ........................................
           * MARC D. TOKAYER,
    ATTORNEY-IN-FACT FOR EACH OF THE
           INDIVIDUAL PERSONS

                               CONSENT OF COUNSEL

     The consent of Baer Marks & Upham LLP is contained in its opinion which was filed as Exhibit 5.1 to this Registration Statement.

                               CONSENT OF COUNSEL

     We hereby consent to the reference to our firm under the caption 'Legal Matters' in the Prospectus contained in this Registration Statement.

                                          ABOUDI & BROUNSTEIN


Tel Aviv, Israel
February 6, 1997

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated July 1, 1996, in the Registration Statement on Form SB-2 and related Prospectus of TTR Inc.

                                          SCHNEIDER EHRLICH & WENGROVER LLP


Woodbury, New York
February 6, 1997

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors of T.T.R. Technologies Ltd., we hereby consent to the inclusion of our report dated July 1, 1996 and to the reference to our firm under the heading 'Experts' in the Registration Statement on Form SB-2 and related prospectus of TTR Inc.

                                          BDO ALMAGOR & CO.


Ramat-Gan, Israel
February 6, 1997

                              STATEMENT OF DIFFERENCES
                              ------------------------

The trademark symbol shall be expressed as 'tm'

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                                                DESCRIPTION                                               PAGE
--------   ---------------------------------------------------------------------------------------------------   ----

  23.1     --  The consent of Baer Marks & Upham LLP is included in its opinion which was filed as Exhibit 5.1 to this Registration Statement. ..............................................................
  23.2     --  The consent of Aboudi & Brounstein is included in Part II of this Registration Statement. ......
  23.3     --  The consent of Schneider, Ehrlich & Wengrover LLP, certified public accountants, is included  in
               Part II of this Registration Statement. ......................................................
  23.4     --  The consent of BDO Almagor & Co., certified  public accountants, is included in Part II of this
               Registration Statement. ......................................................................